Exhibit 4.2

                                                              [EXECUTION COPY]

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                     MELLON PREMIUM FINANCE LOAN OWNER TRUST
                                   Transferor

                             AFCO CREDIT CORPORATION

                                    Servicer

                           AFCO ACCEPTANCE CORPORATION
                                    Servicer

                       PREMIUM FINANCING SPECIALISTS, INC.
                                Back-up Servicer

                PREMIUM FINANCING SPECIALISTS OF CALIFORNIA, INC.
                                Back-up Servicer

                                       And

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                     Trustee

                            on behalf of the Holders

              of the Mellon Bank Premium Finance Loan Master Trust



              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                            Dated as of June 15, 2001

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                                TABLE OF CONTENTS

                                                                           Page


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.  Definitions....................................................1
SECTION 1.2.  Other Interpretive Provisions.................................21
SECTION 1.3.  Daily Allocation of Finance Charge Collections................22
SECTION 1.4.  Daily Allocation of Principal Collections.....................22
SECTION 1.5.  Servicer Obligation to True-Up................................22

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

SECTION 2.1.  Conveyance of Receivables.....................................23
SECTION 2.2.  Acceptance by Trustee.........................................24
SECTION 2.3.  Representations and Warranties of Transferor..................25
SECTION 2.4.  Representations and Warranties of Transferor Relating to
                this Agreement, the Second Tier Receivables Purchase
                Agreement and the Receivables...............................25
SECTION 2.5.  Covenants of Transferor.......................................30
SECTION 2.6.  Mandatory Removal of Receivables..............................32

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING

SECTION 3.1.  Acceptance of Appointment as Servicer and Back-up Servicer....32
SECTION 3.2.  Servicing Compensation and Back-up Servicing Compensation.....35
SECTION 3.3.  Representations and Warranties of Servicer....................35
SECTION 3.4.  Reports and Records for Trustee...............................37
SECTION 3.5.  Annual Servicer's Certificate.................................37
SECTION 3.6.  Annual Independent Accountants' Servicing Report..............37
SECTION 3.7.  Tax Treatment.................................................38
SECTION 3.8.  Notices to Transferor.........................................39
SECTION 3.9.  Reports to the Commission.....................................39
SECTION 3.10.  Covenants of Servicer........................................39
SECTION 3.11.  Representations and Warranties of Back-up Servicer...........40
SECTION 3.12.  Back-Up Servicer Covenant....................................41
SECTION 3.13.  Servicer Licensing Covenant..................................42
SECTION 3.14.  Custody of Premium Finance Agreements........................42
SECTION 3.15.  Duties of Servicer as Custodian..............................42
SECTION 3.16.  Instruction; Authority to Act................................43
SECTION 3.17.  Effective Period and Termination.............................43
SECTION 3.18.  AFCO Credit to act as Servicer...............................44

                                   ARTICLE IV

         RIGHTS OF HOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 4.1.  Rights of Holders..............................................44
SECTION 4.2.  Establishment of Accounts......................................44
SECTION 4.3.  Collections and Allocations....................................46
SECTION 4.4.  Shared Principal Collections...................................48
SECTION 4.5.  Excess Finance Charge Collections..............................48

                                    ARTICLE V

       [ARTICLE IS RESERVED AND SHALL BE SPECIFIED IN THE SUPPLEMENT WITH
                            RESPECT TO ANY SERIES.]


                                   ARTICLE VI

                                THE CERTIFICATES

SECTION 6.1.  The Certificates...............................................49
SECTION 6.2.  Authentication of Certificates.................................49
SECTION 6.3.  Registration of Transfer and Exchange of Certificates..........50
SECTION 6.4.  Mutilated, Destroyed, Lost or Stolen Certificates..............52
SECTION 6.5.  Persons Deemed Owners..........................................52
SECTION 6.6.  Appointment of Paying Agent....................................53
SECTION 6.7.  Access to List of Holders' Names and Addresses.................54
SECTION 6.8.  Authenticating Agent...........................................54
SECTION 6.9.  New Issuances..................................................55
SECTION 6.10.  Book-Entry Certificates.......................................57
SECTION 6.11.  Notices to Clearing Agency....................................58
SECTION 6.12.  Definitive Certificates.......................................58
SECTION 6.13.  Global Certificate; Euro-Certificate Exchange Date............59

                                   ARTICLE VII

                         MATTERS RELATING TO TRANSFEROR

SECTION 7.1.  Liability of Transferor........................................59
SECTION 7.2.  Merger or Consolidation of, or Assumption of the Obligations
              of, Transferor.................................................59
SECTION 7.3.  Limitation on Liability........................................61
SECTION 7.4.  Liabilities....................................................61
SECTION 7.5.  No Other Business..............................................62
SECTION 7.6.  No Borrowing...................................................62
SECTION 7.7.  Guarantees, Loans, Advances and Other Liabilities..............62
SECTION 7.8.  Capital Expenditures...........................................62
SECTION 7.9.  Commingling of Funds or Assets.................................62

                                  ARTICLE VIII

                       OTHER MATTERS RELATING TO SERVICER

SECTION 8.1.  Liability of Servicer..........................................63
SECTION 8.2.  Merger or Consolidation of, or Assumption of the Obligations
              of, Servicer...................................................63
SECTION 8.3.  Limitation on Liability of Servicer and Others.................63
SECTION 8.4.  Servicer Indemnification of the Trust and Trustee..............64
SECTION 8.5.  Servicer Not to Resign.........................................64
SECTION 8.6.  Access to Certain Documentation and Information Regarding the
              Receivables....................................................65
SECTION 8.7.  Delegation of Duties...........................................65
SECTION 8.8.  Examination of Records.........................................65
SECTION 8.9.  Merger or Consolidation of, or Assumption of the Obligations
              of, Back-up Servicer...........................................65
SECTION 8.10.  Back-up Servicer Not to Resign................................66
SECTION 8.11.  Cooperation Among Servicer and Back-up Servicer...............67

                                   ARTICLE IX

                              TRUST PAY OUT EVENTS

SECTION 9.1.  Trust Pay Out Event............................................67
SECTION 9.2.  Additional Rights Upon the Occurrence of Certain Events........68

                                    ARTICLE X

                                SERVICER DEFAULTS

SECTION 10.1.  Servicer Defaults.............................................69
SECTION 10.2.  Back-up Servicer, Trustee to Act, Appointment of Successor....71
SECTION 10.3.  Notification to Holders.......................................72
SECTION 10.4.  Waiver of Past Defaults.......................................73

                                   ARTICLE XI

                                     TRUSTEE

SECTION 11.1.  Duties of Trustee.............................................73
SECTION 11.2.  Certain Matters Affecting Trustee.............................75
SECTION 11.3.  Trustee Not Liable for Recitals or Issuance of Certificates...76
SECTION 11.4.  Trustee May Not Own Certificates..............................76
SECTION 11.5.  Transferor to Pay Trustee's Fees and Expenses;
               Indemnification of Trustee....................................76
SECTION 11.6.  Eligibility Requirements for Trustee..........................77
SECTION 11.7.  Resignation or Removal of Trustee.............................77
SECTION 11.8.  Successor Trustee.............................................78
SECTION 11.9.  Merger or Consolidation of Trustee............................78
SECTION 11.10. Appointment of Co-Trustee or Separate Trustee.................79
SECTION 11.11. Tax Returns...................................................80
SECTION 11.12. Trustee May Enforce Claims Without Possession of
               Certificates..................................................80
SECTION 11.13. Suits for Enforcement.........................................80
SECTION 11.14. Rights of Holders to Direct Trustee...........................80
SECTION 11.15. Representations and Warranties of Trustee.....................81
SECTION 11.16. Maintenance of Office or Agency...............................81
SECTION 11.17. Obligor Claims................................................81
SECTION 11.18. Liabilities to Obligors.......................................82
SECTION 11.19. Money Held in Trust...........................................82

                                   ARTICLE XII

                                   TERMINATION

SECTION 12.1.  Termination of Trust..........................................82
SECTION 12.2.  Optional Purchase.............................................83
SECTION 12.3.  Final Payment with Respect to any Series......................83
SECTION 12.4.  Termination Rights of Transferor..............................84

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

SECTION 13.1.  Amendment.....................................................85
SECTION 13.2.  Protection of Right, Title and Interest to Trust..............86
SECTION 13.3.  Limitation on Rights of Holders...............................87
SECTION 13.4.  Governing Law.................................................88
SECTION 13.5.  Notices.......................................................88
SECTION 13.6.  Severability of Provisions....................................88
SECTION 13.7.  Assignment....................................................88
SECTION 13.8.  Certificates Non-Assessable and Fully Paid....................89
SECTION 13.9.  Further Assurances............................................89
SECTION 13.10. No Waiver, Cumulative Remedies................................89
SECTION 13.11. Counterparts..................................................89
SECTION 13.12. No Petition...................................................89
SECTION 13.13. Third Party Beneficiaries.....................................89
SECTION 13.14. Actions by Holders............................................89
SECTION 13.15. Rule 144A Information.........................................90
SECTION 13.16. Merger and Integration........................................90
SECTION 13.17. Headings......................................................90
SECTION 13.18. No Liability of Owner Trustee.................................90

EXHIBITS AND SCHEDULES


Schedule I        Location of Receivables
Schedule II       Schedule of Permitted Jurisdictions
Schedule III      Receivables Schedule

Exhibit A         Form of Monthly Servicer's Certificate
Exhibit B         Form of Annual Servicer's Certificate
Exhibit C         Form of Reconveyance of Receivables
Exhibit D         Form of Notice of Financed Premium

          AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT (this "Agreement"), dated as of June 15, 2001, by and among MELLON PREMIUM FINANCE LOAN OWNER TRUST, a Delaware business trust, as Transferor, AFCO CREDIT CORPORATION, a New York corporation, as Servicer, AFCO ACCEPTANCE CORPORATION, a California corporation, as Servicer, PREMIUM FINANCING SPECIALISTS, INC., a Missouri corporation, as Back-up Servicer, PREMIUM FINANCING SPECIALISTS OF CALIFORNIA, INC., a California corporation, as Back-up Servicer and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), as Trustee.

          WHEREAS, Mellon Bank, N.A., as transferor, AFCO Credit Corporation, as servicer, AFCO Acceptance Corporation, as servicer, Premium Financing Specialists, Inc., as back-up servicer, Premium Financing Specialists of California, Inc., as back-up servicer and Bank One, N.A. (formerly The First National Bank of Chicago)("Bank One"), as trustee, are parties to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Original PSA");

          WHEREAS, Mellon Bank, N.A. intends to transfer the Transferor Interest to Premium Finance Loan Owner Trust and Premium Finance Loan Owner Trust intends to become the Transferor hereunder;

          WHEREAS, Bank One has resigned as trustee pursuant to the Original PSA and Wells Fargo has been appointed successor trustee thereunder; and

          WHEREAS, AFCO Credit Corporation, AFCO Acceptance Corporation, Premium Financing Specialists, Inc., Premium Financing Specialists of California, Inc., Mellon Bank, N.A. and Wells Fargo, as successor trustee to Bank One, desire to amend and restate the Original PSA on the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Holders:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases have the meanings identified below:

          "ACCOUNT" means, with respect to each Obligor, each account of such Obligor that is identified as such by the applicable Originator by a separate account number.

          "ADDITION DATE" means the date on which any Additional Receivable is added to the Receivables Schedule.

          "ADDITIONAL RECEIVABLE" means each Premium Finance Agreement added or required to be added to the Receivable Schedule after the Initial Closing Date pursuant to subsection 2.1(g).

          "ADJUSTED AGGREGATE INVESTOR INTEREST" means as of any date of determination, the sum of the "Adjusted Investor Interest" (as defined in the related Supplement) of each Series then issued and outstanding for which an Adjusted Investor Interest is specified in the related Supplement plus the sum of the Investor Interests of all other Series then issued and outstanding.

          "AFCO ACCEPTANCE" means AFCO Acceptance Corporation, a California corporation.

          "AFCO CREDIT" means AFCO Credit Corporation, a New York corporation.

          "AFFILIATE" of any Person means any other Person controlling, controlled by or under common control with such Person.

          "AGGREGATE INVESTOR INTEREST" means, as of any date of determination, the sum of the Investor Interests of all Series then issued and outstanding.

          "AGGREGATE INVESTOR PERCENTAGE" means, as to Principal Receivables, Finance Charge Receivables and Defaulted Receivables, as the case may be, as of any date of determination, the sum (not to exceed 100%) of the relevant Investor Percentages for all Series then issued and outstanding.

          "AGGREGATE RECEIVABLES" means, with respect to the Receivables as of any date of determination, the aggregate amount of payments owed on such Receivables (exclusive of Late Fees and any other administrative charges) less Net Payables as of such date of determination, as reduced by the aggregate amount of such payments owed in respect of (i) any Transferor Ineligible Receivables reassigned to the Transferor as provided in Section 2.4 (d)(iii),
(ii) any Servicer Ineligible Receivables removed from the Trust as provided in
Section 3.10(c), (iii) any Receivables removed from the Trust pursuant to
Section 2.6 and (iv) any Defaulted Receivables not included in Transferor Ineligible Receivables or Servicer Ineligible Receivables removed from the Trust in accordance with Section 2.4(d)(iii) or 3.10(c) or in Receivables removed from the Trust pursuant to Section 2.6.

          "AGGREGATE RECEIVABLE BALANCE" means, with respect to any Receivable as of any date of determination, the aggregate amount of payments owed on such Receivable (exclusive of Late Fees and any other administrative charges) less related Net Payables as of such date of determination.

          "AGGREGATE TOP TIER 2 INSURER PERCENTAGE" means, as of any date of determination, a fraction (expressed as a percentage) the numerator of which is Aggregate Receivables relating to the financing of insurance premiums of the Top Tier 2 Insurers and the denominator of which is Aggregate Receivables as of such date of determination.

          "AGGREGATE TOP TIER 3 INSURER PERCENTAGE" means, as of any date of determination, a fraction (expressed as a percentage) the numerator of which is Aggregate Receivables relating to the financing of insurance premiums of the Top Tier 3 Insurers and the denominator of which is Aggregate Receivables as of such date of determination.

          "AGREEMENT" means this Amended and Restated Pooling and Servicing Agreement, as amended, supplemented or otherwise modified from time to time, including by any Supplement.

          "AMORTIZATION PERIOD" means, as to any Series or Class, any period specified in the related Supplement during which principal collections are applied to repay the principal investment in that Series or Class (excluding repayments of a Variable Interest during its revolving period).

          "APPLICANTS" is defined in Section 6.7.

          "APPOINTMENT DAY" is defined in subsection 9.2(a).

          "AUTHORIZED NEWSPAPER" means a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

          "BACK-UP SERVICER" means initially, PFSI and its successors and assigns; provided, however, that with respect to Receivables having borrowers with addresses in the State of California, "Back-up Servicer" shall mean PFSIC.

          "BACK-UP SERVICING FEE" is defined in Section 3.2.

          "BEGINNING OF MONTH PRINCIPAL RECEIVABLES" means, with respect to the Receivables and any Monthly Period, an amount equal to the Aggregate Receivables as of the first day of such Monthly Period (or, in the case of the Monthly Period commencing June 1, 2001, as of June 15, 2001) minus Finance Charge Receivables as of such date.

          "BIF" means the Bank Insurance Fund administered by the FDIC.

          "BOOK-ENTRY CERTIFICATES" means certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota or Pittsburgh, Pennsylvania (or, for any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

          "BUSINESS TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Codess.3801 et seq., as it may be amended from time to time, or any successor legislation.

          "CERTIFICATE" means an Investor Certificate or a Supplemental Certificate.

          "CERTIFICATE OWNER" means the beneficial owner of a Book-Entry Certificate, as reflected on the books of the Clearing Agency or of a Person maintaining an account with the Clearing Agency (directly or as an indirect participant).

          "CERTIFICATE REGISTER" is defined in Section 6.3.

          "CLASS" means any class of Investor Certificates of any Series.

          "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934.

          "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

          "CLEARSTREAM" means Clearstream Banking, societe anonyme.

          "CLOSING DATE" means, for any Series, the date of issuance of such Series of Certificates, as specified in the related Supplement.

          "COLLECTION ACCOUNT" is defined in subsection 4.2(a).

          "COLLECTIONS" means all payments received by the Servicer in respect of the Receivables, including without limitation Recoveries, whether in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the applicable Premium Finance Agreement. If the Servicer establishes any lock-box account for the receipt of payments, a payment shall be deemed received by the Servicer on the date of deposit in such lock-box account.

          "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention:
Corporate Trust Services--Asset Backed Administration.

          "CREDIT ENHANCEMENT" means, as to any Series, any subordination, cash collateral guaranty or account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account, cross-support feature or any other contract or agreement for the benefit of the Holders of such Series (or Holders of a Class within such Series) as designated in the applicable Supplement.

          "CREDIT ENHANCEMENT PROVIDER" means, as to any Series, any Person designated as such in the related Supplement.

          "DATE OF PROCESSING" means, as to any transaction, the date on which such transaction is first recorded on the Servicer's computer master file of accounts (without regard to the effective date of such recordation).

          "DEFAULT AMOUNT" means, with respect to any Monthly Period, the excess, if any, of (i) the amount of Principal Receivables related to Receivables which became Defaulted Receivables during such Monthly Period over
(ii) Recoveries for such Monthly Period.

          "DEFAULTED RECEIVABLE" means a Receivable (i) as to which the insurance policy or policies related to such Receivable have been canceled for 270 days or more, (ii) as to which the related insurance policy or policies have not been cancelled and with respect to which no payment has been received for 300 days since the payment due date; or (iii) that the Servicer has charged off in accordance with the Servicer's customary and usual practices. Notwithstanding any other provision hereof, any Defaulted Receivable that is an Ineligible Receivable shall be treated as an Ineligible Receivable rather than a Defaulted Receivable. In the event that, for administrative reasons, the Servicer is unable to identify or segregate a Defaulted Receivable from other Receivables in the related Account, then all such Receivables in such Account shall be deemed to be Defaulted Receivables.

          "DEFINITIVE CERTIFICATES" is defined in Section 6.10.

          "DEPOSITORY" is defined in Section 6.10.

          "DEPOSITORY AGREEMENT" means, as to each Series (subject to the related Supplement), the agreement among the Transferor, the Trustee and the applicable Clearing Agency.

          "DETERMINATION DATE" means, unless otherwise specified in the related Supplement, the third Business Day prior to each Transfer Date.

          "DISTRIBUTION ACCOUNT" is defined in subsection 4.2(c).

          "DISTRIBUTION DATE" is defined, for each Series, in the related Supplement.

          "DOLLARS", "$" or "U.S. $" means United States dollars.

          "ELIGIBLE RECEIVABLE" means a Receivable, as of its Closing Date or its Addition Date, as applicable:

               (a) which is payable in United States dollars;

               (b) which (i) has been funded by the related Originator in whole or in part, (ii) relates to an Account that has been funded by the Originator in whole or in part or (iii) has been acquired by the Originator from a third party, provided that (A) such Receivable has been underwritten in accordance with underwriting standards that are not materially different from the Guidelines used by the Originators with respect to the Receivables transferred to the Trust on June 15, 2001; (B) the Receivable purchased by the applicable Originator (x) contains an unconditional commitment of the related Obligor to repayment of principal and interest, (y) contains a power of attorney to cancel insurance coverage in the event of a default and (z) contains a security interest granted by the related Obligor in Unearned Premiums; and (C) after giving effect to transfer of such Receivable to the Trust (x) for any calendar quarter during any calendar year, no more than 15% and (y) for any calendar year, no more than 20%, in each case of Aggregate Receivables as of the first day of the related calendar year, are Receivables that have been acquired by an Originator from a third party; provided, however, that these limitations will not apply to a Receivable that has been acquired by an Originator from a third party in which an Originator has an interest;

               (c) which does not finance premiums of any insurance policy of any foreign insurance carrier (excluding Lloyds of London) if, after giving effect to transfer of such Receivable to the Trust, over 3% of Aggregate Receivables relate to premiums of insurance policies of foreign insurance carriers (excluding Lloyds of London);

               (d) which does not finance premiums of any insurance policy of any insurance carrier known at origination or acquisition to any of the Originators, Mellon Bank or the Transferor to be the subject of a proceeding that would impair enforcement of the Originator's right to the return of Unearned Premiums;

               (e) which does not relate to a Premium Finance Agreement under which the Obligor is a Governmental Authority;

               (f) which (x) if a Receivable transferred to the Trust on June 15, 2001 (other than a Receivable acquired by an Originator from a third party) is underwritten in accordance with the Guidelines in effect at the time of origination of such Receivable and (y) if an Additional Receivable (other than a Receivable acquired by an Originator from a third party) is underwritten in accordance with Guidelines that are not materially different from the Guidelines used by the Originators with respect to the Receivables transferred to the Trust on June 15, 2001;

               (g) as to which the related Obligor used all the proceeds to pay premiums and related items with respect to commercial property or casualty insurance policies under which such Obligor is the insured that are governed by the law of any state, territory or commonwealth of the United States of America, the District of Columbia or the United States Virgin Islands;

               (h) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required in connection with the creation of such Receivable, and the execution, delivery and performance by the related Originator of the related Premium Finance Agreement, have been duly obtained, effected or given and are in full force and effect as of the date of transfer of such Receivable to the Trust;

               (i) as to which, at the time of transfer of such Receivable to the Trust, the terms of the related Premium Finance Agreement have not been waived or modified except for waivers or modifications arising in the ordinary course of business that do not (x) impair the Originator's security interest in any Unearned Premium or related power of attorney, (y) limit the validity, enforceability or assignability of the related Premium Finance Agreement or (z) result in an extension of the term of or decrease in the interest rate (if applicable) on the related Premium Finance Agreement;

               (j) with respect to which the related Premium Finance Agreement is not subject to any right of rescission, setoff, counterclaim or defense arising out of violations of usury laws or any other defenses of any Obligor at the time of transfer of such Receivable to the Trust, other than defenses that may arise after the time of transfer out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general and general equity principles;

               (k) with respect to which, at the time of transfer of such Receivable to the Trust, the related Originator has not taken any action that would impair, or failed to take any action necessary to avoid impairing, the rights of the Trust or the Holders with respect to such Receivable;

               (l) which is not delinquent for more than 30 days following the date that a payment has become due thereunder;

               (m) which (x) provides the related Originator with a limited power of attorney allowing it to cancel the related insurance policy or policies in accordance with applicable law upon non-payment of a loan installment by the related Obligor and (y) with respect to which the Trust has a first priority perfected security interest in any Unearned Premiums relating to such Receivable and a Notice of Financed Premium has been delivered to the applicable insurance carrier or carriers or any of their agents, designees or representatives; provided, however, that up to 2% of Aggregate Receivables may consist of Receivables as to which the applicable Originator has no right to cancel the related insurance policy or policies or to return of such Unearned Premiums;

               (n) with respect to which no related insurance policy has been canceled;

               (o) with respect to which the stated address of the Obligor in the related Premium Finance Agreement is in a Permitted Jurisdiction;

               (p) which was originated in compliance, in all material respects, with all Requirements of Law applicable to the related Originator and pursuant to loan documents which comply, in all material respects, with all Requirements of Law applicable to the related Originator;

               (q) which is the legal, valid and binding payment obligation of the related Obligor, legally enforceable against such Obligor in accordance with its terms;

               (r) with respect to which the related Obligor (x) is not the subject of a bankruptcy or insolvency proceeding or (y) is the subject of a bankruptcy or insolvency proceeding if (1) such Obligor has assumed its obligations under or has entered into the related Premium Finance Agreement pursuant to an interim or final order of the bankruptcy court and, if assumed, is not undercollateralized, or, if new, is treated as a post-petition debtor-in-possession financing, (2) the related Unearned Premiums fully collateralize the related Premium Finance Agreement and (3) after giving effect to transfer of such Receivable to the Trust, no more than 10% of Aggregate Receivables that, at the time of their transfer to the Trust, were the subject of a bankruptcy or insolvency proceeding would have Obligors that are subject to any of those proceedings;

               (s) with respect to which the related Premium Finance Agreement provides for monthly or quarterly payments by the related Obligor, provided that, after giving effect to transfer of such Receivable to the Trust, no more than 15% of Aggregate Receivables have Premium Finance Agreements that provide for quarterly payments by the related Obligors;

               (t) which is an interest-bearing Receivable;

               (u) which is a "general intangible" under the UCC;

               (v) which, after giving effect to the transfer of such Receivable to the Trust, would not cause any Excess Insurer Concentration Amount to exist;

               (w) which, after giving effect to the transfer of such Receivable to the Trust, would not cause (x) the Aggregate Top Tier 3 Insurer Percentage to exceed the Maximum Aggregate Top Tier 3 Insurer Percentage or (y) the Aggregate Top Tier 2 Insurer Percentage to exceed the Maximum Aggregate Top Tier 2 Insurer Percentage;

               (x) which, after giving effect to transfer of such Receivable to the Trust, would not cause an Excess Aggregate Tier 3 Insurer Concentration Amount to exist; and

               (y) which, after giving effect to the transfer of such Receivable to the Trust, would not cause any Excess Obligor Concentration Amount to exist; and

               (z) which complies with any other restrictions, qualifications, requirements and criteria under any agreement relating to any Enhancement for a Receivable to be considered an Eligible Receivable.

PROVIDED, HOWEVER, that with respect to any Receivable transferred to the Trust prior to June 15, 2001, "Eligible Receivable" and each defined term used in such definition shall have the meaning set forth in the Original PSA, and provided further that, notwithstanding any other provision of this Agreement, clause (z) of this definition may be amended at any time by the Transferor, the Servicer, the Back-up Servicer and the Trustee with the consent of the applicable provider of Enhancement, but without the consent of the Holders.

          "ENHANCEMENT" means, with respect to any Series or Class of Certificates, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of the Holders of such Series or Class.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "EUROCLEAR OPERATOR" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

          "EXCESS AGGREGATE TIER 3 INSURER CONCENTRATION AMOUNT" means, as of any date of determination, Aggregate Receivables relating to the financing of the insurance premiums of Tier 3 Insurers in excess of 60% of Aggregate Receivables as of that date of determination.

          "EXCESS FINANCE CHARGE COLLECTIONS" means, with respect to any Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as "Excess Finance Charge Collections" for such Transfer Date.

          "excess funding account" is defined in subsection 4.2(b).

          "EXCESS INSURER CONCENTRATION AMOUNT" means, as of any date of determination, an amount equal to the sum of (i) with respect to each Tier 1 Insurer, the amount by which aggregate receivables relating to the financing of insurance premiums of such Tier 1 Insurer, as a percentage of aggregate receivables, exceeds (x) if such Tier 1 Insurer is Lloyd's of London, 15% and
(y) otherwise, 25%; (ii) with respect to each Tier 2 Insurer, the amount by which aggregate receivables relating to the financing of insurance premiums of such Tier 2 Insurer, as a percentage of aggregate receivables, exceeds (x) if such Tier 2 Insurer is Lloyd's of London, 5% and (y) otherwise, 10%; and (iii) with respect to each Tier 3 Insurer (including, if applicable, Lloyds of London), the amount by which aggregate receivables relating to the financing of insurance premiums of such Tier 3 Insurer exceeds 5% of aggregate receivables; provided, however, that notwithstanding anything to the contrary contained in
Section 13.1, the percentages herein may be increased at any time by the Servicer, and the Transferor with the consent of any Credit Enhancement Provider, but without the consent of the Holders, if the Rating Agency Condition has been satisfied with respect to such increase.

          "EXCESS OBLIGOR CONCENTRATION AMOUNT" means as of any date of determination, the amount of Aggregate Receivables related to a single Obligor (or an affiliated group of Obligors), but only to the extent such amount is in excess of 5% of Aggregate Receivables as of such date of determination.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "FEE AGREEMENT" means that agreement dated January 5, 2001, between the Trustee and Mellon Bank.

          "FINANCE CHARGE ACCOUNT" is defined in subsection 4.2(b).

          "FINANCE CHARGE COLLECTIONS" means, with respect to the Receivables and any Monthly Period, an amount equal to the sum of (i) to the extent of Collections (other than amounts covered in clauses (ii) and (iii) hereof) during such Monthly Period, the aggregate amount of interest accrued on such Receivables for such Monthly Period calculated in accordance with the Rule of 78's Method, (ii) Late Fees and other administrative charges collected during such Monthly Period and (iii) Net Recoveries received during such Monthly Period.

          "FINANCE CHARGE RECEIVABLES" means, with respect to the Receivables as of the first day in any Monthly Period, the aggregate amount of unearned interest on Aggregate Receivables as of such date calculated in accordance with the Rule of 78's Method.

          "FINANCE CHARGE SHORTFALL" is defined, for any Series, in the related Supplement.

          "FIRST TIER RECEIVABLES PURCHASE AGREEMENT" means the Receivables Purchase Agreement dated as of the date hereof, by and among AFCO Credit, AFCO Acceptance and Mellon Bank.

          "FOREIGN CLEARING AGENCY" means Clearstream and the Euroclear
Operator.

          "GLOBAL CERTIFICATE" is defined in Section 6.13.

          "GOVERNMENTAL AUTHORITY" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GROUP" means, as to any Series, the group of Series in which the related Supplement specifies that such Series shall be included.

          "GUIDELINES" means the Originators' (or, if the Back-up Servicer is Servicer, the Back-up Servicer's) policies and procedures relating to the operation of its insurance premium finance loan business, including policies and procedures for determining the creditworthiness of borrowers and insurance carriers, the extension of credit to borrowers and collection of insurance premium finance loans, as such policies and procedures may be amended from time to time.

          "HOLDER" means the Person in whose name a Certificate is registered in the Certificate Register, and, as to any Series, such other Person deemed to be an "Investor Holder" or "Holder" in any related Supplement except as otherwise provided in such Supplement.

          "INELIGIBLE RECEIVABLE" means a Servicer Ineligible Receivable or a Transferor Ineligible Receivable.

          "INITIAL CLOSING DATE" means June 15, 2001.

          "INITIAL INVESTOR INTEREST" means as to any Series, the amount stated in the related Supplement.

          "INITIAL PRINCIPAL PAYMENT DATE" shall have the meaning set forth in any Supplement.

          "INITIAL RECEIVABLES" means the Premium Finance Agreements identified in the Receivables Schedule delivered to the Trustee on the Initial Closing Date.

          "INSOLVENCY EVENT" is defined in subsection 9.2 (a).

          "INSURER SCHEDULE" means a schedule dated as of a Determination Date which lists (in order) each of the top 15 insurance carriers with respect to the Receivables as of such Determination Date, each ranked in accordance with the aggregate amount of Aggregate Receivables which relate to the financing of insurance premiums of such insurance carrier as of such Determination Date, together with the rating, if any, of each such insurance carrier by each of Standard & Poor's and Moody's.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

          "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940.

          "INVESTOR ACCOUNT" means each of the Finance Charge Account, the Excess Funding Account and the Distribution Account.

          "INVESTOR CERTIFICATE" means any one of the certificates (including Book-Entry Certificates, Registered Certificates and Global Certificates) executed by the Transferor and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple Classes) attached to the related Supplement.

          "INVESTOR HOLDER" means the holder of record of an Investor
Certificate.

          "INVESTOR INTEREST" is defined, as to any Series, in the related Supplement.

          "INVESTOR PERCENTAGE" is defined, as to any Series, in the related Supplement.

          "INVESTOR SERVICING FEE" is defined in Section 3.2.

          "ISSUANCE" means either of the procedures described under Section 6.9(b).

          "ISSUANCE DATE" is defined in subsection 6.9(b).

          "ISSUANCE NOTICE" is defined in subsection 6.9(b).

          "LATE FEES" means with respect to any Receivable, amounts referred to as "late fees" (or similar terms) in the related Premium Finance Agreement.

          "LICENSING LAWS" means any statute or regulation which would impose a requirement that the Originator, the Transferor, the Trustee, the Trust, the Servicer, the Back-up Servicer or any Successor Servicer obtain and maintain a license in order to own or acquire Premium Finance Agreements, service Premium Finance Agreements or otherwise engage in the business of insurance premium financing, in each case, as contemplated by this Agreement, the First Tier Receivables Purchase Agreement and the Second Tier Receivables Purchase Agreement.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) and which upon investigation does not relate to any Receivable or comparable law of any jurisdiction to evidence any of the foregoing; provided that any assignment pursuant to Section 7.2 shall not be deemed to constitute a Lien.

          "MAXIMUM AGGREGATE TOP TIER 2 INSURER PERCENTAGE" means 30%; provided, however, that notwithstanding anything to the contrary contained in Section 13.1, the percentage referred to herein may be increased at any time by the Servicer and the Transferor with the consent of any Credit Enhancement Provider, but without the consent of the Holders, if the Rating Agency Condition has been satisfied with respect to such increase.

          "MAXIMUM AGGREGATE TOP TIER 3 INSURER PERCENTAGE" means 17%; provided, however, that notwithstanding anything to the contrary contained in Section 13.1, the percentage referred to herein may be increased at any time by the Servicer and the Transferor with the consent of any Credit Enhancement Provider, but without the consent of the Holders, if the Rating Agency Condition has been satisfied with respect to such increase.

          "MELLON BANK" means Mellon Bank, N.A., a national banking association and its successors and assigns.

          "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means, as of any date of determination, an amount equal to the sum of the numerators used to calculate the Investor Percentage with respect to the allocation of Principal Collections for each Series outstanding on such date.

          "MINIMUM TRANSFEROR INTEREST" means as of any date of determination, an amount equal to 5% of (a) the amount of Principal Receivables as of such date of determination plus (b) the amount on deposit in the Excess Funding Account on the date of determination; provided that the Transferor may increase or reduce the percentage used to determine the Minimum Transferor Interest (but not below 2%) upon (a) 30 day's prior notice to the Trustee, each Rating Agency and any Credit Enhancement Provider, (b) satisfaction of the Rating Agency Condition, and (c) delivery to the Trustee and each such Credit Enhancement Provider of an Officer's Certificate stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series.

          "MONTHLY PERIOD" means, unless otherwise defined in any Supplement, each period from and including the first day of a calendar month to and including the last day of that calendar month.

          "MOODY'S" means Moody's Investors Service, Inc.

          "NET PAYABLES" means with respect to any Receivable, the unfunded portion of such Receivable.

          "NET RECOVERIES" means with respect to any Monthly Period the excess, if any, of Recoveries for such Monthly Period over the amount of Principal Receivables related to Receivables which became Defaulted Receivables during such Monthly Period.

          "NOTICE OF FINANCED PREMIUM" means each notice of financed premium delivered to the insurance companies by an Originator pursuant to the First Tier Receivables Purchase Agreement and in the form of Exhibit D.

          "OBLIGOR" means, as to any Receivable, the Person or Persons obligated to make payments on that Receivable, including any guarantor.

          "OFFICER'S CERTIFICATE" means a certificate signed by any Vice President or more senior officer of the Transferor or the Servicer and delivered to the Trustee.

          "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee.

          "ORIGINATOR" means either AFCO Credit or AFCO Acceptance.

          "PAIRED SERIES" means each Series that has been paired with another Series (one of which Series may be prefunded or partially prefunded) such that a reduction of the Investor Interest of one Series results in an increase in the Investor Interest of the other Series.

          "PAYING AGENT" means any paying agent appointed pursuant to Section
6.6 and shall initially be the Trustee.

          "PAY OUT EVENT" means each Trust Pay Out Event and, as to any Series, each other "Pay Out Event," if any, described in the Supplement for such Series.

          "PERMITTED INVESTMENTS" means, unless otherwise provided in the Supplement with respect to any Series: (i) obligations of or fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or domestic branches of foreign banks and subject to supervision and examination by Federal or state banking or depository institution authorities, provided that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-1 +, respectively, (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A-1 +, respectively, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii), (v) investments in money market funds that have the highest rating from, or have otherwise been approved in writing by, Standard & Poor's and Moody's, so long as such investment will not require the Trust to register as an "investment company" under the Investment Company Act, (vi) repurchase obligations with respect to (A) any security described in clause (i) or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii), and (vii) any other investment if (x) prior to the purchase of such investment the Rating Agency Condition has been satisfied, and (y) purchase of such investment will not require the Trust to be registered as an "investment company" under the Investment Company Act. Any Permitted Investment may be sponsored by the Transferor, the Servicer or the Trustee (and may include investments for which the Trustee and/or its affiliates provides services or receives compensation) if such investment would otherwise qualify hereunder.

          "PERMITTED JURISDICTION" means, as of any date of determination, any jurisdiction with respect to which each of the Originators, Mellon Bank, the Transferor, the Servicer, the Trustee and the Trust has either complied with such jurisdiction's Licensing Laws or is not required to be licensed under such Licensing Laws, in each case as evidenced by either (i) an Opinion of Counsel of the Originators or (ii) written correspondence from the applicable state or other jurisdictional authority and a related Permitted Jurisdiction Officer's Certificate, on which the Trustee may conclusively rely. For Receivables transferred to the Trust prior to June 15, 2001, the Permitted Jurisdictions were the jurisdictions listed on Schedule II to the Original PSA and any additional jurisdictions added following the Initial Closing Date (as defined in the Original PSA). For Receivables to be transferred to the Trust on or after June 15, 2001, the initial Permitted Jurisdictions shall be the jurisdictions listed on Schedule II. The Transferor may from time to time add Permitted Jurisdictions upon satisfaction of the conditions described in clauses (i) and
(ii) of this definition.

          "PERMITTED JURISDICTION OFFICER'S CERTIFICATE" means, with respect to the determination of whether any jurisdiction is a Permitted Jurisdiction, an Officer's Certificate of AFCO Credit certifying that the applicable written correspondence from a state or other jurisdiction's authority is the written correspondence referred to in clause (ii) of the definition of "Permitted Jurisdiction" with respect to the jurisdiction in question.

          "PERSON" means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

          "PFSI" means Premium Financing Specialists, Inc., a Missouri corporation.

          "PFSIC" means Premium Financing Specialists of California, Inc., a California corporation.

          "PREMIUM FINANCE AGREEMENT" shall mean a written agreement by which an insured or prospective insured promises to pay to either AFCO Credit or AFCO Acceptance, or, in the case of a Premium Finance Agreement purchased by AFCO, the originator thereof, as the case may be, an amount advanced or to be advanced thereunder to an insurance carrier (or to an insurance company, broker or agent for payment to the insurance carrier) in payment of premiums on an insurance contract together with any finance charges and any other incidental fees and charges.

          "PRINCIPAL COLLECTIONS" means, with respect to the Receivables and any Monthly Period, all Collections not treated as Finance Charge Collections.

          "PRINCIPAL RECEIVABLES" means, as of any date of determination, an amount equal to the product of (x) Aggregate Receivables as of such date of determination and (y) a fraction, the numerator of which is Beginning of Month Principal Receivables and the denominator of which is the amount of Aggregate Receivables as of the first day of the current Monthly Period.

          "PRINCIPAL SHARING SERIES" means a Series that, pursuant to the related Supplement, is entitled to receive Shared Principal Collections.

          "PRINCIPAL SHORTFALLS" is defined, as to any Series, in the related Supplement.

          "PRINCIPAL TERMS" is defined in subsection 6.9(c).

          "QUALIFIED INSTITUTION" is defined in subsection 4.2(a).

          "RATING AGENCY" means, as to each Series, the rating agency or agencies, if any, specified in the related Supplement.

          "RATING AGENCY CONDITION" means, as to any event or condition, receipt by the Transferor, the Servicer and the Trustee from each Rating Agency of written confirmation that such event or condition will not result in a downgrade or withdrawal of its then current rating of any outstanding Series.

          "RATING AGENCY TEST" shall have the meaning assigned to it in any Supplement.

          "REASSIGNMENT DATE" is defined in subsection 2.4(e).

          "RECEIVABLE" means each Premium Finance Agreement, including the power of attorney included therein that is listed or is required to be listed on the Receivables Schedule pursuant to subsection 2.1(g).

          "RECEIVABLES SCHEDULE" means a computer file or microfiche list containing a true and complete list of the Premium Finance Agreements required to be listed thereon pursuant to (x) the definition of "Receivables Schedule" contained in the Original PSA immediately prior to amendment and restatement thereof and (y) pursuant to subsection 2.1(g) hereof, such Premium Finance Agreements pursuant to this clause (y) to be identified by account number and setting forth the Aggregate Receivables Balance thereof as of (a) one Business Day prior to the Initial Closing Date (for the Premium Finance Agreements listed on the Receivables Schedule delivered on the Initial Closing Date) or (b) the related Addition Date (for any Premium Finance Agreements added to the Receivables Schedule on such Addition Date).

          "RECORD DATE" means, with respect to any Distribution Date, the last Business Day of the preceding Monthly Period.

          "RECOVERIES" means all amounts, including the proceeds of Unearned Premiums received by the Servicer with respect to Defaulted Receivables, less related collection expenses.

          "REGISTERED CERTIFICATES" is defined in Section 6.1.

          "REQUIREMENTS OF LAW" for any Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

          "RESPONSIBLE OFFICER" means any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President, any Assistant Secretary and any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and any particular officer to whom any corporate trust mailer is referred because of such officer's knowledge of and familiarity with the particular subject.

          "RULE OF 78'S METHOD" means, with respect to a Receivable, the method using the "sum of periodic balances" or "sum of monthly payments" similar to the "Rule of 78's" by which an installment of single payments payable by the related Obligor, representing both the principal amount financed and interest calculated on the basis of the stated annual percentage rate for the term of such Receivable, is allocated to earned interest and to principal.

          "SAIF" means the Savings Association Insurance Fund administered by the FDIC.

          "SALE NOTICE" means an officer's certificate signed by the President or chief executive officer of the Back-up Servicer certifying (i) the Back-up Servicer has agreed to consolidate with or merge with a third party or a third party has agreed to acquire the Back-up Servicer's properties and assets substantially as an entirety (other than assets conveyed or transferred through a financing or securitization program) or purchase all or substantially all of the capital stock of the Back-up Servicer and (ii) such agreement is conditioned on the Back-up Servicer being released from its obligations under this Agreement or the purchase price included in such agreement is subject to downward adjustment unless the Back-up Servicer is released from its obligations under this Agreement.

          "SECOND TIER RECEIVABLES PURCHASE AGREEMENT" means the Receivables Purchase Agreement dated as of the date hereof, by and between Mellon Bank and the Transferor.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SERIES" means any series of Investor Certificates issued pursuant to a Supplement.

          "SERIES 2001-1 SUPPLEMENT" means the Series 2001-1 Supplement, dated as of June 15, 2001, to this Agreement, among the Transferor, the Servicer, the Back-up Servicer and the Trustee.

          "SERIES ACCOUNT" means any account established pursuant to a Supplement for the benefit of the related Series.

          "SERIES SERVICING FEE PERCENTAGE" is defined, as to any Series, in the related Supplement.

          "Series Termination Date" is defined, as to any Series, in the related Supplement.

          "SERVICER" means (a) initially, AFCO Credit and AFCO Acceptance, jointly and severally and (b) after any Person is appointed as Successor Servicer, such Person as herein provided to service the Receivables.

          "SERVICER DEFAULT" is defined in Section 10.1.

          "SERVICER INELIGIBLE ACCOUNT" is described in subsection 3.13(c).

          "SERVICER INELIGIBLE RECEIVABLE" is defined in subsection 3.10(c).

          "SERVICING FEE" is defined in Section 3.2.

          "SERVICING OFFICER" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may be amended from time to time.

          "SHARED PRINCIPAL COLLECTIONS" means, with respect to any Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as "Shared Principal Collections" for such Transfer Date.

          "SPLIT RATING DETERMINATION METHODOLOGY" means, for purposes of determining whether an insurance carrier is a Tier 1 Insurer, a Tier 2 Insurer or a Tier 3 Insurer, in the event that (i) an insurance carrier has a split rating from Moody's and Standard & Poor's, such insurance carrier will be considered to have a single rating equal to the lower of the two ratings and
(ii) in the event that an insurance carrier (other than Lloyd's of London) is rated by one but not both rating agencies, that rating will be reduced by one full rating category.

          "STANDARD & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "SUCCESSOR BACK-UP SERVICER TERMINATION NOTICE" means written notice signed by the President or the chief executive officer of a Back-up Servicer that became a successor Back-up Servicer pursuant to Section 8.9, which states that the Back-up Servicer is terminating its obligations and duties under this Agreement pursuant to subsection 8.10(c).

          "SUCCESSOR SERVICER" means the Back-up Servicer or any other entity appointed as successor to the Servicer pursuant to Section 10.2.

          "SUPPLEMENT" means, as to any Series or Supplemental Certificate, a supplement to this Agreement executed in conjunction with any issuance of that Series or Supplemental Certificate.

          "SUPPLEMENTAL CERTIFICATE" is defined in subsection 6.3(b).

          "TAX OPINION" means, as to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Investor Certificates would be characterized as debt, (b) such actions will not cause the Trust to be classified, for Federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder.

          "TERMINATION NOTICE" is defined in Section 10.1.

          "TIER 1 INSURER" means, as of any date of determination, applying, if applicable, the Split Rating Determination Methodology, an insurance carrier that has a then current (i) claims-paying ability rating, if available, or otherwise an unsecured rating, from Standard & Poor's of at least A- and/or (ii) insurance financial strength rating, if available, or otherwise an unsecured rating, from Moody's of at least A3.

          "TIER 2 INSURER" means, as of any date of determination, applying, if applicable, the Split Rating Determination Methodology, an insurance carrier that has a then current (i) claims-paying ability rating, if available, or otherwise an unsecured rating, from Standard & Poor's of at least BBB-, but below A- and/or (ii) insurance financial strength rating, if available, or otherwise an unsecured rating, from Moody's of at least Baa3, but below A3.

          "TIER 3 INSURER" means, as of any date of determination, applying, if applicable, the Split Rating Determination Methodology, (i) an insurance carrier that has a then current (a) a claims-paying ability rating, if available, or otherwise an unsecured rating, of below investment grade (investment grade being a rating in one of the top four generic rating categories, irrespective of any plus or minus) from Standard & Poor's and/or (b) an insurance financial strength rating, if available, or otherwise an unsecured rating, of below investment grade (investment grade being a rating in one of the top four generic rating categories, irrespective of any plus or minus) by Moody's or (ii) an insurance carrier that has been rated by neither Standard & Poor's nor Moody's.

          "TOP TIER 2 INSURER" means, as of any date of determination, any of the four Tier 2 Insurers with the largest aggregate amounts of insurance premiums financed by the Receivables relative to all Tier 2 Insurers with insurance premiums financed by the Receivables, based on the most recent Insurer Schedule delivered to the Rating Agencies by the Originators or the Transferor.

          "TOP TIER 3 INSURER" means, as of any date of determination, any of the five Tier 3 Insurers with the largest aggregate amounts of insurance premiums financed by the Receivables relative to all Tier 3 Insurers with insurance premiums financed by the Receivables, based on the most recent Insurer Schedule delivered to the Rating Agencies by the Originators or the Transferor.

          "TRANSFER AGENT AND REGISTRAR" is defined in Section 6.3 and shall initially be the Trustee's Corporate Trust Office.

          "TRANSFER DATE" means, unless otherwise specified in the related Supplement, with respect to any Series, the Business Day immediately prior to each Distribution Date.

          "TRANSFEROR" means Mellon Premium Finance Loan Owner Trust, a Delaware business trust, and any successors pursuant to Section 7.2.

          "TRANSFEROR INELIGIBLE ACCOUNT" is defined in subsection 2.4(d)(v).

          "TRANSFEROR INELIGIBLE RECEIVABLE" is defined in subsection
2.4(d)(iii).

          "TRANSFEROR INTEREST" shall equal on any date of determination an amount equal to (a) the amount of Principal Receivables as of such date of determination, less (b) the Adjusted Aggregate Investor Interest on such date of determination, less (c) the outstanding amount of all Supplemental Certificates (and any purchased interest sold pursuant to subsection 6.9(d)) as of such date of determination, plus (d) the amount on deposit in the Excess Funding Account on such date of determination.

          "TRANSFEROR PERCENTAGE" means, on any date of determination, when used with respect to Principal Receivables, Finance Charge Receivables and Defaulted Receivables, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such categories of Receivables.

          "TRANSFEROR SERVICING FEE" is defined in Section 3.2.

          "TRUST" means the trust created by this Agreement, which shall be known as the Mellon Bank Premium Finance Loan Master Trust, and the corpus of which is the Trust Assets.

          "TRUST AGREEMENT" means the Amended and Restated Trust Agreement, dated as of June 15, 2001, between Mellon Bank, as beneficiary and administrator, and Chase Manhattan Bank USA, National Association, as owner trustee.

          "TRUST ASSETS" means (i) the Receivables conveyed to the Trust from time to time; (ii) all monies due or to become due with respect to such Receivables, including all monies received from insurance companies and state insurance guaranty funds representing returns of Unearned Premiums, the proceeds from any guarantees issued by insurance agents or other parties with respect to the Receivables and other charges due on such Receivables; (iii) such amounts as may be from time to time deposited into the Collection Account, the Finance Charge Account, the Excess Funding Account, the Distribution Account and any Series Account; (iv) any Enhancement issued with respect to any Series; (v) all of the Transferor's rights under the Second Tier Receivables Purchase Agreement (including, without limitation, the rights of Mellon Bank under the First Tier Receivables Purchase Agreement that were assigned to the Transferor therein) and
(vi) the proceeds of all of the foregoing.

          "TRUST PAY OUT EVENT" is defined in Section 9.1.

          "TRUST TERMINATION DATE" means the earliest to occur of (a) the first Business Day after the Distribution Date on which, following application of all funds as provided in the Agreement, including all Supplements thereto, the Aggregate Investor Interest equals zero, (b) April 7, 2020, and (c) the date, following sale, disposition or liquidation of the Receivables, designated as the date that the Trust shall terminate pursuant to Section 9.2.

          "TRUSTEE" means Wells Fargo Bank Minnesota, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

          "UCC" means the Uniform Commercial Code as in effect in any specified jurisdiction.

          "UNDIVIDED INTEREST" means the undivided interest in the Trust evidenced by an Investor Certificate.

          "UNEARNED PREMIUM" shall mean, with respect to any Receivable, the portion, if any, of any insurance premium financed under the related Premium Finance Agreement that is considered unearned and is required under applicable law and/or the terms of the related insurance policy to be returned by the insurance company directly, or indirectly through an insurance broker or agent, to an Originator upon issuance to the related Obligor and the insurance company of a notice of cancellation of the related insurance policy, if such insurance policy is cancelable.

          "VARIABLE INTEREST" means either of (a) any Investor Certificate that is designated as a variable funding certificate in the related Supplement and
(b) any purchased interest sold as permitted by subsection 6.9(d).

          "VICE PRESIDENT" when used with respect to the Trustee, means any Vice President, whether or not designated by a number or a word or words added before or after the title "Vice President."

          SECTION 1.2. OTHER INTERPRETIVE PROVISIONS. With respect to any Series, all terms used and not defined herein are used as defined in the related Supplement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the State of Delaware and not otherwise defined in this Agreement are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term "including" means "including without limitation"; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any Person include that Person's successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The agreements, representations and warranties of each of AFCO Credit, AFCO Acceptance and Mellon Premium Finance Loan Owner Trust in this Agreement, in their respective capacities as Servicer and the Transferor, shall be deemed to be its agreements, representations and warranties only so long as it remains a party to this Agreement in such capacity; provided, that any obligations of AFCO Credit, AFCO Acceptance and Mellon Premium Finance Loan Owner Trust under this Agreement that arise out of any of their acts or omissions in the performance of their duties under this Agreement shall survive the termination of any such party as a party to this Agreement. The monthly Servicer certificate shall be in substantially the form of Exhibit A, with such changes as the Servicer may determine to be necessary or desirable; provided that no such change shall serve to exclude information required by this Agreement or any Supplement. The Servicer shall, upon mailing such determination, deliver to the Trustee and each Rating Agency an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer's Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement.

          SECTION 1.3. DAILY ALLOCATION OF FINANCE CHARGE COLLECTIONS.

               (i) On each Business Day in each Monthly Period, the amount of Collections treated as Collections on Finance Charge Receivables ("DAILY FINANCE CHARGE COLLECTIONS") shall be an amount equal to the Finance Charge Collections in the immediately preceding Monthly Period divided by the number of Business Days in such Monthly Period.

               (ii) Notwithstanding the foregoing, the Servicer may adopt a different method of determining the amount of Finance Charge Collections which in the good faith judgment of the Servicer is designed to more accurately reflect the amounts constituting Finance Charge Collections with notice to the Rating Agencies.

          SECTION 1.4. Daily Allocation of Principal Collections. For each Business Day in each Monthly Period, the amount of Collections treated as Collections on Principal Receivables ("DAILY PRINCIPAL COLLECTIONS") shall equal the amount of Collections received by the Servicer on such day less the amount of Daily Finance Charge Collections for such day.

          SECTION 1.5. SERVICER OBLIGATION TO TRUE-UP. (a) On the Determination Date following each Monthly Period, the Servicer shall be obligated to adjust the amount that should have been recorded as Collections in respect of Principal Receivables and Finance Charge Receivables in accordance with the definitions of Principal Collections and Finance Charge Collections, respectively.

          (b) Notwithstanding the foregoing, the Servicer may adopt a different method of estimating the amount of Collections allocable to the Accounts which in the good faith judgment of the Servicer is designed to more accurately reflect the actual amounts being collected in respect thereof. The Servicer shall provide to each Rating Agency and to the Trustee written notice each time the Servicer adopts a different method of estimating such amounts.

          Sections 1.3, 1.4 and 1.5 shall only apply if the Servicer is required to make daily deposits of Collections into the Collection Account pursuant to
Section 4.3.

                                   ARTICLE IA

                            AMENDMENT AND RESTATEMENT

          SECTION 1A.1. AMENDMENT AND RESTATEMENT. The Original PSA is hereby amended and restated in its entirety and replaced for all purposes by this Agreement from and as of the date hereof; provided, however, that the terms and conditions of the Original PSA shall continue to be in full force and effect and apply for all periods prior to the date of this Agreement. Notwithstanding anything to the contrary contained in the Original PSA, the parties hereto agree that the Trustee shall have no liability in respect of any action or failure to act by Bank One as predecessor trustee under the Original PSA.

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

          SECTION 2.1. CONVEYANCE OF RECEIVABLES. (a) The Transferor hereby transfers, assigns and otherwise conveys to the Trustee, on behalf of the Trust, for the benefit of the Holders, without recourse, all of its right, title and interest in and to (i) the Initial Receivables, including the powers of attorney included therein, (ii) the Transferor's security interest in the related Unearned Premiums, (iii) all monies due or to become due with respect to such Receivables on or after the Initial Closing Date, including all monies received from insurance companies and state insurance guaranty funds representing returns of Unearned Premiums, the proceeds from any guarantees issued by insurance agents and other parties in respect of the Receivables and other charges, rebates or refunds due on such Receivables, (iv) its rights (but none of its obligations) under the Second Tier Receivables Purchase Agreement (including the assignment of Mellon Bank's rights amongst the Originators under the First Tier Receivables Purchase Agreement) and (v) all proceeds of all of the foregoing (the property described in clauses (i) - (v) above being, the "CONVEYED PROPERTY").

          (b) The Transferor hereby transfers, assigns, and otherwise conveys to the Trustee, on behalf of the Trust, for the benefit of the Holders, without recourse, as of the related Addition Date, all of its right title and interest in and to (i) the Additional Receivables, including the powers of attorney included therein, (ii) the Transferor's security interest in the related Unearned Premiums, (iii) all monies due or to become due with respect to such Additional Receivables on or after the related Addition Date, including all monies received from insurance companies and state insurance guaranty funds representing returns of Unearned Premiums, the proceeds of any guarantees issued by insurance agents and other parties in respect of the Additional Receivables and other charges, rebates or refunds due on such Additional Receivables and
(iv) all of the proceeds of the foregoing (the property described in clauses (i)
- (iv) above being, the "ADDITIONAL PROPERTY").

          (c) In connection with any transfer, assignment and conveyance pursuant to Section 2.1(a) or Section 2.1(b), the Transferor agrees to record and file, at its own expense, a financing statement (including any continuation statements with respect to such financing statement when applicable) with respect to the Conveyed Property and the Additional Property meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Conveyed Property and the Additional Property to the Trust, and to deliver a file-stamped copy of such financing statement or continuation statement or other evidence of such filing to the Trustee on or prior to the date of issuance of the Certificates (and in the case of any continuation statements filed pursuant to this Section 2.1, as soon as practicable after receipt thereof by the Transferor). The foregoing transfer, assignment and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment and conveyance shall be construed accordingly.

          (d) In connection with any transfer pursuant to Section 2.1, the Transferor agrees on or prior to the Initial Closing Date or the applicable Addition Date, as applicable, to cause Mellon Bank, pursuant to Section 2.1(d) of the Second Tier Receivables Purchase Agreement, to cause each of the Originators, at such Originator's expense, to indicate in its computer files that the related Initial Receivables or Additional Receivables, as applicable, have been transferred (i) by such Originator to Mellon Bank pursuant to the First Tier Receivables Purchase Agreement, (ii) by Mellon Bank to the Transferor pursuant to the Second Tier Receivables Purchase Agreement and (iii) by the Transferor to the Trustee, on behalf of the Trust, for the benefit of the Holders, pursuant to this Agreement.

          (e) The parties intend that if, and to the extent that, any transfer pursuant to this Section 2.1 is not deemed to be a sale, the Transferor shall be deemed hereunder to have granted to the Trustee, on behalf of the Trust, for the benefit of the Holders, a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Conveyed Property and that this Agreement shall constitute a security agreement under applicable law.

          (f) [Reserved]

          (g) On the date any Premium Finance Agreements are conveyed to the Transferor pursuant to the Second Tier Receivables Purchase Agreement, the Transferor shall, prior to or simultaneously with conveying such Premium Finance Agreements to the Trust, add or cause to be added such Premium Finance Agreements to the Receivables Schedule as set forth in Schedule III.

          At the request of the Transferor, the Trustee shall cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.2.

          SECTION 2.2. ACCEPTANCE BY TRUSTEE. (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Transferor in and to the Conveyed Property, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Holders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trustee the Receivables Schedule referred to in SUBSECTION 2.1(D).

          (b) The Trustee agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Trustee by the Originators or the Transferor pursuant to SECTION 2.1, except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Holders or to a Successor Servicer appointed pursuant to SECTION 10.2, as mandated pursuant to any Requirement of Law applicable to the Trustee or as requested by any Person in connection with financing statements filed with the Trust. The Trustee agrees to take such reasonable measures to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Transferor reasonable access to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. In the event that the Trustee is required by law to disclose any such information, the Trustee shall provide the Transferor with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Transferor may request a protective order or other appropriate remedy. The Trustee shall make best efforts to provide the Transferor with written notice no later than five days prior to any disclosure pursuant to this subsection 2.2(b).

          (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

          SECTION 2.3. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR. The Transferor hereby represents and warrants to the Trust as of the Initial Closing Date and as of any Addition Date:

          (a) ORGANIZATION AND GOOD STANDING. The Transferor is a Delaware business trust under the Business Trust Act and is duly formed and validly existing in good standing under the laws of the State of Delaware and has full trust power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute and deliver to the Trustee the Certificates pursuant hereto.

          (b) DUE QUALIFICATION. The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Transferor required under Federal and Delaware law (including any necessary licenses required under the Licensing Laws of each Permitted Jurisdiction).

          The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the respective Receivables to the Trust and any termination of the rights and obligations of the Servicer pursuant to
Section 10.1. The Transferor hereby represents and warrants to the Trust, with respect to any Series of Certificates, as of its Closing Date, unless otherwise stated in the related Supplement, that the representations and warranties of the Transferor set forth in this Section 2.3 are true and correct as of such date (and for purposes of such representations and warranties, (x) "CERTIFICATES" means the Certificates issued on the related Closing Date and (y) references to the Initial Closing Date shall be deemed to refer to that Closing Date). Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

          SECTION 2.4. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR RELATING TO THIS AGREEMENT, THE SECOND TIER RECEIVABLES PURCHASE AGREEMENT AND THE RECEIVABLES.

          (a) BINDING OBLIGATION; VALID TRANSFER AND ASSIGNMENT. The Transferor hereby represents and warrants to the Trust that, as of the Initial Closing Date and as of any Addition Date:

               (i) DUE AUTHORIZATION. The execution and delivery of this Agreement and the Second Tier Receivables Purchase Agreement by the Transferor and the consummation of the transactions provided for in this Agreement and the Second Tier Receivables Purchase Agreement have been duly authorized by the Transferor by all necessary corporate action on its part, and this Agreement and the Second Tier Receivables Purchase Agreement will remain, from the time of its execution, an official record of the Transferor.

               (ii) BINDING OBLIGATION. This Agreement and the Second Tier Receivables Purchase Agreement constitute legal, valid and binding obligations of the Transferor, enforceable against the Transferor in accordance with their terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

               (iii) NO CONFLICT. The execution and delivery of this Agreement, the Certificates, the First Tier Receivables Purchase Agreement and the Second Tier Receivables Purchase Agreement, the performance of the transactions contemplated by this Agreement, the Certificates, the First Tier Receivables Purchase Agreement and the Second Tier Receivables Purchase Agreement and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or any of its properties are bound.

               (iv) NO VIOLATION. The execution and delivery of this Agreement, the Certificates and the Second Tier Receivables Purchase Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to the Transferor.

               (v) VALID TRANSFER OR GRANT OF SECURITY INTEREST. This Agreement constitutes either (A) a valid transfer, assignment and conveyance to the Trustee, on behalf of the Trust, for the benefit of the Holders, of all right, title and interest of the Transferor in and to the Conveyed Property and any Additional Property all of which will be held by the Trustee on behalf of the Trust, free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, except for (i) Liens permitted under subsection 2.5(b),
          (ii) the Transferor Interest and (iii) the Transferor's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Excess Funding Account, or any Series Account as provided in this Agreement and any related Supplement or (B) a grant of an enforceable security interest (as defined in the UCC as in effect in the State of New York) in the Conveyed Property and any Additional Property. If this Agreement constitutes the grant of a security interest to the Trust in the Conveyed Property and any Additional Property, upon the filing of the financing statement described in SECTION 2.1, the Trust shall have a first priority perfected security interest in such property (as defined in the UCC as in effect in the States of New York and Delaware), except for Liens permitted under SUBSECTION 2.5(B). Neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Excess Funding Account, the Finance Charge Account, the Distribution Account or any Series Account, except for the Transferor's rights to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and Excess Funding Account as provided in this Agreement (or, if applicable, any Series Account as provided in any Supplement) and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in the State of New York.

               (vi) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Certificates or the Second Tier Receivables Purchase Agreement, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Certificates or the Second Tier Receivables Purchase Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, the Certificates or the Second Tier Receivables Purchase Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the Certificates or the Second Tier Receivables Purchase Agreement or (v) seeking to affect adversely the income tax attributes of the Trust.

                  (vii) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the Certificates and the Second Tier Receivables Purchase Agreement, the performance of the transactions contemplated by this Agreement, the Certificates and the Second Tier Receivables Purchase Agreement and the fulfillment of the terms hereof, have been obtained.

               (viii) RECEIVABLES SCHEDULE. The related Receivables Schedule, as of any date, is an accurate and complete listing in all material respects of all the Receivables conveyed to the Trust on or prior to such date and the information contained therein with respect to the identity of each Receivable is true and correct in all material respects as of the date such Receivables are conveyed to the Trust.

          (b) ELIGIBILITY OF RECEIVABLES. The Transferor hereby represents and warrants to the Trust as of the Initial Closing Date, with respect to the Initial Receivables, and as of the related Addition Date with respect to the Additional Receivables:

               (i) Each Receivable conveyed to the Trust on such date is an Eligible Receivable.

               (ii) Each Receivable then existing has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates (other than Liens permitted under SUBSECTION 2.5(B)) and in compliance, in all material respects, with all Requirements of Law applicable to the Transferor.

          (c) NOTICE OF BREACH. The representations and warranties set forth in this SECTION 2.4 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this SECTION 2.4, the party discovering such breach shall give prompt written notice to the other parties mentioned above and to the Rating Agencies. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach.

          (d) TRANSFER OF INELIGIBLE RECEIVABLES.

               (i) [Reserved.]

               (ii) REMOVAL AFTER CURE PERIOD. In the event of a breach of the representation and warranty set forth in SUBSECTION 2.4(B)(I) or SUBSECTION 2.4(B)(II), then, upon the expiration of 60 days from the earlier to occur of the discovery of any such event by either the Transferor or the Servicer, or receipt by the Transferor of written notice of any such event given by the Trustee, such Receivable shall be removed from the Trust on the terms and conditions set forth in SUBSECTION 2.4(D)(III); provided that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct as if such Receivable had been created on such day.

                  (iii) PROCEDURES FOR REMOVAL. When the provisions of SUBSECTION 2.4(D)(II) require removal of a Receivable, the Transferor shall, subject to SUBSECTION 2.4(D)(V), accept reassignment of such Receivable (a "TRANSFEROR INELIGIBLE RECEIVABLE") by directing the Servicer to deduct the Aggregate Receivable Balance of each Transferor Ineligible Receivable from the Aggregate Receivables in the Trust (to the extent previously included therein) as of such date. On and after the date of such removal, the principal portion of each Transferor Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Interest. If the exclusion of a Transferor Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be reduced below zero or would otherwise not be permitted by law, the Transferor shall promptly, and in no event later than 10 Business Days after such event, make a deposit in the Excess Funding Account (for allocation as Principal Collections received on the day of deposit) in immediately available funds prior to the next succeeding Transfer Date in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Upon the removal of any Transferor Ineligible Receivable (and the mailing of any deposit required above), the Trust shall automatically and without further action be deemed to transfer, assign and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to each such Transferor Ineligible Receivable, all monies due or to become due with respect to such Transferor Ineligible Receivable and all proceeds of such Transferor Ineligible Receivable and Recoveries relating to such Transferor Ineligible Receivable. The Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Transferor to evidence the conveyance of such Transferor Ineligible Receivable pursuant to this subsection 2.4(d)(iii). The obligation of the Transferor set forth in this subsection 2.4(d)(iii), shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to the Holders or the Trustee on behalf of the Holders.

               (iv) [Reserved.]

               (v) REASSIGNMENT OF ALL RECEIVABLES IN ACCOUNT. In the event that, for administrative reasons, the Transferor is unable to segregate a Transferor Ineligible Receivable from other Receivables in the related Account (a "TRANSFEROR INELIGIBLE ACCOUNT"), then all the Receivables in such Transferor Ineligible Account shall be treated as Transferor Ineligible Receivables and the Transferor shall be obligated to accept reassignment of all such Receivables in such Transferor Ineligible Account.

          (e) REASSIGNMENT OF TRUST PORTFOLIO. If any of the representations and warranties set forth in subsection 2.4(a) is not true and correct in any material respect when made and such breach has a material adverse effect upon the interest of the Holders in the Receivables, then either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Holders), may direct the Transferor to accept reassignment of all Principal Receivables within 60 days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall accept reassignment of such Principal Receivables on a Distribution Date specified by the Transferor (such Distribution Date, the "REASSIGNMENT DATE") occurring within such applicable period on the terms and conditions set forth below; PROVIDED that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in SUBSECTION 2.4(A) shall then be true and correct in all material respects. The Transferor shall deposit on the Transfer Date (in New York Clearing House, next day funds) preceding the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the Distribution Account or Series Account, as provided in the related Supplement, for distribution to the Investor Holders pursuant to ARTICLE XII. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Supplement, shall be equal to (i) the Investor Interest of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Holders on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs, PLUS (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates of such Series at the applicable interest rate through the Distribution Date in the Monthly Period in which such Reassignment Date occurs, less the amount if any, previously allocated for payment of interest to the Holders of such Series on such Distribution Date. Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the Distribution Account or the applicable Series Account in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Receivables represented by the Investor Certificates. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Distribution Account or the applicable Series Account, the Receivables and all monies due or to become due with respect to such Receivables and all proceeds of the Receivables and Recoveries relating to such Receivables shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect to such Receivables and all proceeds of the Receivables and Recoveries and relating to such Receivables. If the Trustee or the Investor Holders give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this SUBSECTION 2.4(E) shall constitute the sole remedy respecting a breach of the representations and warranties contained in CLAUSE (II) or (VIII) of SUBSECTION 2.4(A) available to the Investor Holders or the Trustee on behalf of the Investor Holders.

          SECTION 2.5. COVENANTS OF TRANSFEROR. The Transferor hereby covenants that:

          (a) RECEIVABLES TO BE GENERAL INTANGIBLES. The Transferor will take no action to cause any Receivable to be anything other than a general intangible as defined under the UCC of the States of Delaware and New York or of the Commonwealth of Pennsylvania.

          (b) SECURITY INTERESTS. Except for the conveyances hereunder, the Transferor shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor shall immediately notify the Trustee of the existence of any Lien on any Receivable; and the Transferor shall take all actions necessary to enforce its rights and claims under the Second Tier Receivables Purchase Agreement and shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; PROVIDED that nothing in this SUBSECTION 2.5(B) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

          (c) RECEIVABLE ALLOCATIONS.

               (i) If the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including by reason of the application of the provisions of SECTION 9.2 or an order by any Federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event: (A) the Transferor agrees to allocate and pay to the Trust, after the date of such inability, all Principal Collections, and all amounts which would have constituted Principal Collections but for the Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables in the Trust on such date); (B) the Transferor agrees to have such amounts applied as Collections in accordance with ARTICLE IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with CLAUSES (A) and (B), Principal Receivables (and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust) that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with ARTICLE IV, and all amounts that would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with ARTICLE IV.

               (ii) If the Transferor accepts reassignment of an Ineligible Receivable pursuant to SUBSECTION 2.4(D), then, in any such event, the Transferor agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to the Receivables of such Obligor retained in the Trust, then the Transferor agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables reassigned to the Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of ARTICLE IV.

          (d) CONVEYANCE OF RECEIVABLES. The Transferor shall not convey, assign, exchange or otherwise transfer the Receivables to any Person prior to the termination of this Agreement as provided by Article XII, except as provided in Section 2.1; provided that the Transferor shall not be prohibited hereby from conveying, assigning, exchanging or otherwise transferring the Receivables in connection with a transaction complying with the provisions of Section 7.2.

          (e) INSURER SCHEDULE. On each Determination Date, the Transferor shall deliver to each Rating Agency an Insurer Schedule, dated as of such Determination Date.

          SECTION 2.6. Mandatory Removal of Receivables. If, on any date of determination, (i) there exists an Excess Obligor Concentration Amount, (ii) there exists an Excess Insurer Concentration Amount, (iii) there exists an Excess Aggregate Tier 3 Insurer Concentration Amount, (iv) the Aggregate Top Tier 3 Insurer Percentage exceeds the Maximum Aggregate Top Tier 3 Insurer Percentage,(v) the Aggregate Top Tier 2 Insurer Percentage exceeds the Maximum Aggregate Top Tier 2 Insurer Percentage or (vi) violation of such concentration limits set forth in any agreement evidencing Enhancement as are specified in any Supplement hereto (each, a "Concentration Limit Breach") and such Concentration Limit Breach is not the result of a breach of any of the representations or warranties set forth in subsections 2.4(b)(i) or 2.4(b)(ii), then, promptly following the earlier to occur of the discovery of such Concentration Limit Breach by either the Transferor or the Servicer, or receipt by the Transferor of written notice of any such Concentration Limit Breach from the Trustee, the Transferor shall designate those Receivables for deletion and removal ("Removed Receivables") from the Trust as are necessary solely to cure any such Concentration Limit Breach; provided that (i) Removed Receivables shall be selected in the reverse order from that in which they were added to the Trust, and, if more than one such Receivable shall have been added to the Trust on the same day, any such Receivable having the lowest principal balance shall be removed prior to any such other Receivable and (ii) aggregate Principal Receivables removed from the Trust since the Initial Closing Date pursuant to this Section shall not exceed 5% of Principal Receivables on the Initial Closing Date. Removed Receivables shall be removed from the Trust in the manner set forth in Section 2.4(d)(iii), as if such Removed Receivables were Transferor Ineligible Receivables.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING

          SECTION 3.1. ACCEPTANCE OF APPOINTMENT AS SERVICER AND BACK-UP
SERVICER.

          (a) The Transferor hereby appoints AFCO Credit and AFCO Acceptance to act as Servicer under this Agreement and AFCO Credit and AFCO Acceptance hereby agree to such appointment. The Transferor hereby appoints PFSI and PFSIC to act as Back-up Servicer under this Agreement and to act as Successor Servicer under this Agreement upon removal of the Servicer pursuant to SECTION 10.2 and PFSI and PFSIC hereby agree to such appointment. The Back-up Servicer hereby agrees to, upon its appointment as Successor Servicer, perform all of the duties of the Servicer under this Agreement (except as expressly stated otherwise herein). The Investor Holders and Credit Enhancement Provider of each Series, by their acceptance of the related Certificates and the issuance of the Credit Enhancement, consent to AFCO Credit and AFCO Acceptance acting as Servicer and PFSI and PFSIC acting as Back-up Servicer. The Back-up Servicer shall continue to act as Back-up Servicer under this Agreement until the earlier of (x) the removal or resignation of the Back-up Servicer pursuant to SECTIONS 10.2 or 8.10 or (y) the initial Series Termination Date.

          (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing insurance premium finance receivables comparable to the Receivables and in accordance with the Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to SECTION 10.1, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to SECTION 10.1, to instruct the Trustee to make withdrawals and payments, from the Finance Charge Account, the Excess Funding Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to SECTION 10.1, to instruct the Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Holders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) as long as the Originators are Servicer, to make any filing, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities or reporting requirements. In the event the Originators are no longer Servicer, the Back-up Servicer shall upon written request of the Transferor supply to the Transferor all necessary information reasonably available requested by the Transferor in such written request for the preparation of the documents referred to in CLAUSE (v) and the Transferor shall make such filings, reports, notices, applications, registrations with, and seek any such consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable and comply with any such Federal or state securities or reporting requirements. The Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the Excess Funding Account, the Finance Charge Account or any Series Account and to take any action required under any Credit Enhancement at such time as required under this Agreement. The Trustee shall execute at the Servicer's written request such documents prepared by the Transferor and acceptable to the Trustee as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (c) If the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including by reason of the application of the provisions of SECTION 9.2 or the order of any Federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) the Servicer agrees to allocate, after such date, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the aggregate amount of Principal Receivables in the Trust as of such date) in accordance with SUBSECTION 2.5(c); (B) the Servicer agrees to apply such amounts as Collections in accordance with ARTICLE IV, and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with CLAUSES (A) and (B) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with ARTICLE IV and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating the applicable Investor Percentage with respect to any Series and the Aggregate Investor Percentage. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust, or which would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

          (d) If the Transferor accepts reassignment of an Ineligible Receivable pursuant to SUBSECTION 2.4(D) then, in any such event, the Servicer agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to Receivables of such Obligor retained in the Trust, then the Servicer agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables purchased by the Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of ARTICLE IV.

          (e) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other premium finance loans.

          (f) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of premium finance loans covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

          The relationship of the Servicer (and of any Successor Servicer) to the Trustee under this Agreement is intended by the parties to be that of independent contractor and not that of a joint venture, partner or agent of the Trustee, including any act of the Servicer performed in the name of the Trustee.

          SECTION 3.2. Servicing Compensation and Back-up Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee (the "SERVICING FEE") prior to the termination of the Trust pursuant to Section 12.1. The Servicing Fee shall be payable, with respect to each Series, at the times and in the amounts set forth in the related Supplement. The Servicing Fee shall be allocated between the Investor Certificates (the "INVESTOR SERVICING FEE") and the Transferor (the "TRANSFEROR SERVICING FEE").

          As compensation for its agreement to act as a back-up servicer under this Agreement, the Back-up Servicer shall be entitled to receive a back-up servicing fee (the "BACK-UP SERVICING FEE") until the earlier of (x) the termination of the Trust pursuant to Section 12.1 and (y) the first date on which the Back-up Servicer is Servicer (in which case the Back-up Servicer will be entitled to receive the Servicing Fee). The Back-up Servicing Fee shall be payable by AFCO Acceptance or AFCO Credit, as applicable.

          So long as the Servicer is one of the Originators, the Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided that the Servicer (including the Back-up Servicer, if Servicer) shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Holders or the Certificate Owners arising under any tax law, including any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee. In the event that the Servicer is not one of the Originators, AFCO will assume the obligation to pay the fees, expenses and disbursements of the accountants and the Trustee referred to in the second preceding sentence.

          SECTION 3.3. REPRESENTATIONS AND WARRANTIES OF SERVICER. Each of AFCO Credit and AFCO Acceptance, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make the following representations and warranties, on which the Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates issued on the Initial Closing Date and on any other Closing Date:

          (a) ORGANIZATION AND GOOD STANDING. Such Servicer or Successor Servicer, as applicable, is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power, authority and legal right to own its properties and conduct its premium finance loan business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b) DUE QUALIFICATION. Such Servicer or Successor Servicer, as applicable, is qualified to do business as a foreign corporation in good standing in any state where the conduct of its business (including the servicing of the Receivables as required by this Agreement) would require such qualification and has obtained all licenses and approvals (including any licenses or approvals under the Licensing Laws of a Permitted Jurisdiction) necessary in order to service the Receivables as required under Federal, state or local law. If after the Initial Closing Date or any other Closing Date either such Servicer or Successor Servicer, as applicable, shall be required by any Requirement of Law (including any Licensing Law of a Permitted Jurisdiction) to so qualify or register or obtain such license or approval, then it shall do so as soon as possible.

          (c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement have been duly authorized by such Servicer or Successor Servicer, as applicable, by all necessary corporate action on the part of such Servicer or Successor Servicer, as applicable, and this Agreement will remain, from the time of its execution, an official record of each of such Servicer or Successor Servicer, as applicable.

         (d) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of such Servicer or Successor Servicer, as applicable, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (e) NO VIOLATION. The execution and delivery of this Agreement by such Servicer or Successor Servicer, as applicable, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to such Servicer or Successor Servicer, as applicable, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to such Servicer or Successor Servicer, as applicable, or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Servicer or Successor Servicer, as applicable, is a party or by which it is bound.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of such Servicer or Successor Servicer, as applicable, threatened against such Servicer or Successor Servicer, as applicable, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by such Servicer or Successor Servicer, as applicable, of their obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

          (g) COMPLIANCE WITH REQUIREMENTS OF LAW. Such Servicer or Successor Servicer, as applicable, shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account in accordance with subsection 3.1(b), will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Holders or any Credit Enhancement Provider.

          SECTION 3.4. REPORTS AND RECORDS FOR TRUSTEE. (a) DAILY REPORTS. On each Business Day, the Servicer, with prior notice, shall prepare and make available at the office of the Servicer for inspection by the Trustee a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day; provided that the Servicer shall be required to so report the information provided in clause (i) only at such times as the Servicer is required to make deposits, payments and withdrawals on a daily basis, rather than on each Transfer Date, as permitted in
Section 4.3(a).

          (b) MONTHLY SERVICER'S CERTIFICATE. Unless otherwise stated in the related Supplement with respect to any Series, on each Determination Date the Servicer shall forward, as provided in Section 13.5, to the Trustee, the Paying Agent, any Credit Enhancement Provider and each Rating Agency, a certificate of a Servicing Officer in the form of Exhibit A (which includes the Schedule thereto specified as such in each Supplement) as to such matters as are set forth in Exhibit A.

          SECTION 3.5. ANNUAL SERVICER'S CERTIFICATE. On or before March 31 of each calendar year, beginning with March 31, 2002, the Servicer will deliver, as provided in Section 13.5, to the Trustee, any Credit Enhancement Provider and each Rating Agency, an Officer's Certificate substantially in the form of Exhibit B stating that (a) a review of the activities of the Servicer during the twelve-month period ending on December 31 of the immediately prior calendar year, or for the initial period, from the Closing Date until December 31, 2001, and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. In the event that the Back-up Servicer or another Successor Servicer becomes Servicer, the Officer's Certificate that such Successor Servicer delivers to the Trustee pursuant to this Section 3.5, which relates to the year in which the Back-up Servicer or another Successor Servicer became Servicer, will only relate to the portion of the year that the Back-up Servicer or such Successor Servicer acted as Servicer. A copy of such certificate may be obtained by any Investor Holder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          SECTION 3.6. ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT. (a) On or before March 31 of each calendar year, beginning with March 31, 2002, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.5, a report to the Trustee, any Credit Enhancement Provider and each Rating Agency, to the effect that such firm has examined the Servicer's compliance with Sections 4.2, 4.3, 4.5 and 8.8 of this Agreement, Sections 4.7(a)(i) and 4.8 of the Series 2001-1 Supplement and equivalent sections in any other Supplement, and that, on the basis of such examination, such firm is of the opinion (assuming the accuracy of any reports generated by the Servicer's third party agents) that such servicing was conducted in compliance with those sections of this Agreement and each such Supplement during the period covered by such report (which shall be the prior calendar year, or the portion thereof falling after the Initial Closing Date), except for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the assets of the Trust and such other exceptions, errors or irregularities as shall be set forth in such reports. Unless otherwise provided with respect to any Series in the related Supplement, a copy of such report may be obtained by any Investor Holder by a request in writing to the Trustee addressed to the Corporate Trust Office. Nothing shall require the Trustee to execute any engagement letter in respect of such report unless instructed to in writing by the Servicer, it being understood that the Trustee shall not be obligated to review, nor be deemed to express any opinion regarding the sufficiency of, the agreed upon procedures or any other matter described in such engagement letter or report.

          (b) On or before March 31 of each calendar year, beginning with March 31, 2002, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.5, a report, prepared using generally accepted auditing standards, to the Servicer and each Rating Agency to the effect that they have compared the mathematical calculations of each amount set forth in a random selection of four of the monthly certificates forwarded by the Servicer pursuant to subsection 3.4(b) during the period covered by such report (which shall be the prior calendar year, or the portion thereof falling after the Initial Closing Date), with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as it believes to be immaterial to the assets of the Trust and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Holder by a request in writing to the Trustee addressed to the Corporate Trust Office. The Trustee shall promptly notify the Servicer in writing of any such request and the Servicer shall send a copy of such report to the address specified in writing by the Trustee.

          SECTION 3.7. TAX TREATMENT. The Transferor has structured this Agreement and the Investor Certificates with the intention that the Investor Certificates will qualify under applicable Federal, state, local and foreign tax law as indebtedness. The Transferor, the Servicer, each Investor Holder, and each Certificate Owner, agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) as indebtedness for purposes of Federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Holder, by acceptance of its Certificate and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agrees to be bound by the provisions of this Section 3.7. Nothing contained in the foregoing or elsewhere in this Agreement shall, however, be deemed to prohibit the Transferor from making any election that may in the future be available to it under the Internal Revenue Code to have the Trust or any Series treated as a "financial asset securitization investment trust" (or similar entity), so long as prior to the effectiveness of that election the Transferor delivers to the Trustee an Opinion of Counsel to the effect that the election (a) will not cause the Trust to be classified, for Federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (b) will not cause or constitute an event in which gain or loss would be recognized by any Investor Holder.

          SECTION 3.8. NOTICES TO TRANSFEROR. The Servicer or any Successor Servicer pursuant to Section 10.2 shall deliver or make available to the Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 and 3.6.

          SECTION 3.9. REPORTS TO THE COMMISSION. The Servicer (or the Transferor if a Successor Servicer is Servicer, shall, on behalf of itself and on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any registration statement required pursuant to the Securities Act and any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and, in each case, the rules and regulations of the Securities and Exchange Commission thereunder. The Transferor shall, at the expense of the Servicer (or at its own expense, if a Successor Servicer is Servicer), cooperate in any reasonable request of the Servicer in connection with such filings, including signing such registration statement or periodic report on behalf of the Issuer.

          SECTION 3.10. Covenants of Servicer. (a) (i) The Servicer shall not take any action which would impair, with respect to each Receivable, the Trust's first priority perfected security interest in the Unearned Premiums, if any, securing such Receivable, (ii) the Servicer shall not impair the rights of the Certificateholders in any Receivable, (iii) so long as the Originators are Servicer, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and the Servicer (including the Back-up Servicer, if Servicer), shall follow such collection procedures as it follows with respect to all comparable insurance premium finance loans that it services and (iv) the Servicer will not voluntarily (a) decrease the amount of any scheduled payment or payments for a Receivable unless such adjustment is in consequence of and equal to the amount of an interim return premium or other prepayment received with respect to such Receivable (subject to any interest adjustment required by law); (b) extend the payment date of any scheduled payment with respect to any Premium Finance Agreement, after the date that it has been transferred to the Trust; (c) decrease the annual percentage rate of any Account, or, if a variable rate Account, the spread on such Account, prior to its maturity; (d) extend the term of any Receivable beyond the maturity of its related insurance policies; or
(e) otherwise rewrite, reprice or modify the payment terms of any Receivable in such a manner as would materially adversely affect the Trust or the Holders.

          (b) REMOVAL AFTER CURE PERIOD. In the event of a breach of any of the covenants set forth in (i) subsections 3.10(a)(ii), (iii) and (iv) and as a result of such breach the related Receivable becomes a Defaulted Receivable or the Trust's rights in, to or under such Receivable in such Account or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, upon the expiration of 60 days (or such longer period as may be agreed to by the Trustee in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by either the Transferor or the Servicer, or receipt by the Servicer of written notice of any such event given by the Trustee or (ii) subsection 3.10(a)(i), upon the expiration of 15 days from the earlier to occur of the discovery of any such event by either the Transferor or the Servicer, or receipt by the Servicer of written notice of any such event given by the Trustee, then, subject to subsection 3.10(d), such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 3.10(c).

          (c) PROCEDURES FOR REMOVAL. When the provisions of subsection 3.10(b) or subsection 3.13(b) require removal of a Receivable, the Servicer shall, subject to subsection 3.13(c), accept assignment of such Receivable (a "SERVICER INELIGIBLE RECEIVABLE") by depositing into the Collection Account on the applicable Determination Date an amount equal to the principal portion of each such Receivable and deducting such amount from the Principal Receivables in the Trust (to the extent previously included therein). Deposits of any amounts into the Collection Account pursuant to this subsection 3.10(c) shall be treated for all purposes of this Agreement as Principal Collections. Upon the removal of such Servicer Ineligible Receivables (and the making of any deposit required above), the Trust shall automatically and without further action be deemed to transfer, assign, and otherwise convey to the Servicer, without recourse, representation or warranty, all the right, title and interest of the Trust in and to each Servicer Ineligible Receivable all monies due or to become due with respect to each Servicer Ineligible Receivable and all proceeds of such Servicer Ineligible Receivable and Recoveries relating to such Servicer Ineligible Receivable. Such reassigned Receivables shall be treated by the Trust as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Servicer to evidence the conveyance of each Servicer Ineligible Receivable pursuant to this subsection 3.10(c) in each case without recourse, representation or warranty. The obligation of the Servicer set forth in this subsection 3.10(c), shall constitute the sole remedy respecting any breach set forth in the above-referenced subsections with respect to such Receivable available to the Holders or the Trustee on behalf of the Holders.

          (d) INDEMNITY. If the Back-up Servicer is Servicer and the provisions of subsection 3.10(c) would, but for this subsection 3.10(d), require it to accept assignment of any Receivable, the Back-up Servicer shall indemnify the Trust from and against any losses suffered or sustained by the Trust by reason of the related breach of subsection 3.10(a) and deposit the amount of this indemnification into the Collection Account, to be treated as Principal Collections. The related Receivable will not be removed from the Trust.

          SECTION 3.11. REPRESENTATIONS AND WARRANTIES OF BACK-UP SERVICER. PFSI and PFSIC, as initial Back-up Servicer, hereby makes, and any successor Back-up Servicer by its appointment hereunder shall make the following representations and warranties, on which the Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates issued on the Initial Closing Date or any other Closing Date:

          (a) ORGANIZATION AND GOOD STANDING. The Back-up Servicer is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power, authority and legal right to own its properties and conduct its premium finance loan business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b) DUE QUALIFICATION. The Back-up Servicer is qualified to do business as a foreign corporation in good standing in any state where the conduct of its business (including the servicing of insurance premium finance contracts in the Permitted Jurisdictions) would require such qualification and has obtained all licenses and approvals (including any licensing or approvals under the Licensing Laws of a Permitted Jurisdiction) necessary in order to service the Receivables as required under Federal, state or local law. If the Back-up Servicer shall be required by any Requirement of Law (including any Licensing Law of a Permitted Jurisdiction) to so qualify or register or obtain such license or approval, then it shall do so as soon as possible.

          (c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement has been duly authorized by the Back-up Servicer by all necessary corporate action on the part of the Back-up Servicer and this Agreement will remain, from the time of its execution, an official record of the Back-up Servicer.

          (d) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Back-up Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (e) NO VIOLATION. The execution and delivery of this Agreement by the Back-up Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Back-up Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Back-up Servicer, or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Back-up Servicer is a party or by which it is bound.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Back-up Servicer, threatened against the Back-up Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Back-up Servicer, would materially and adversely affect the performance by the Back-up Servicer, of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

          SECTION 3.12. BACK-UP SERVICER COVENANT. The Back-up Servicer hereby covenants and agrees that it will use its best efforts to be licensed under or exempt from the Licensing Laws of the Permitted Jurisdictions in which it is licensed as of the Initial Closing Date or any other Closing Date. Upon the discovery by the Back-up Servicer that it is not licensed under or exempt from the Licensing Laws of any Permitted Jurisdiction for a period of 30 days, the Back-up Servicer shall deliver written notice of such fact to the Transferor, the Servicer and the Trustee. The Transferor shall terminate the Back-up Servicer 15 days after receipt of such notice, unless prior to such time the Transferor is furnished with an opinion of counsel which states that the absence of such license or exemption would not, if the Back-up Servicer were the Servicer on such date, (x) cause any of the Receivables in such state to be unenforceable, (y) subject the Trust or the Trustee to any civil or criminal penalties, sanctions or taxes or (z) materially and adversely affects the ability of the Transferor, the Trustee or the Back-up Servicer to perform their obligations under this Agreement.

          SECTION 3.13. SERVICER LICENSING COVENANT. (a) The Servicer (so long as an Originator is a Servicer) hereto covenants and agrees to comply with the Licensing Laws of each State where the stated address of any borrower under the Receivables conveyed to the Trust is located (excluding receivables with zero balances, Defaulted Receivables or receivables that have been removed from the Trust) and to cause Mellon Bank, the Transferor, the Trustee and the Trust to at all times be in compliance with such Licensing Laws.

          (b) In the event of a breach of Section 3.13(a) that (x) results in Receivables in such state being unenforceable, (y) results in the Transferor, the Trustee or the Trust being subjected to any civil or criminal penalties, sanctions or taxes or (z) materially and adversely affects the ability of the Servicer, the Transferor, the Trustee or the Trust to perform their respective obligations under this Agreement, then either the Servicer shall remove such Receivables within 15 days from the earlier to occur of the discovery of the breach by either the Transferor or the Servicer or receipt by the Servicer of written notice of the breach from the Trustee in the manner provided in Section 3.10(c) or indemnify the Transferor, the Trustee and the Trust for any losses suffered by any of them as a result of such noncompliance within 15 days from receipt of notice of any such loss from the Transferor or the Trustee.

          (c) In the event for administrative reasons the Servicer is unable to identify or segregate Servicer Ineligible Receivables from other Receivables in the related Account (a "SERVICER INELIGIBLE ACCOUNT"), then all the Receivables in such Servicer Ineligible Account shall be treated as Servicer Ineligible Receivables and the Servicer will be obligated to remove all of the Receivables in such Servicer Ineligible Account.

          SECTION 3.14. CUSTODY OF PREMIUM FINANCE AGREEMENTS. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust, upon the execution and delivery of this Agreement, revocably appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Trust and as custodian of the Premium Finance Agreements conveyed to the Trust, each of which is hereby constructively delivered to the Trust.

          SECTION 3.15. DUTIES OF SERVICER AS CUSTODIAN. (a) SAFEKEEPING. The Servicer, in its capacity as custodian, shall hold the Premium Finance Agreements conveyed to the Trust on behalf of the Trust for the use and benefit of the Trust and maintain such accurate and complete accounts, records and computer systems pertaining to the Receivables as shall enable the Trustee to comply with its obligations pursuant to this Agreement.

          (b) MAINTENANCE OF AND ACCESS TO RECORDS. The Servicer, in its capacity as custodian, agrees to maintain the Premium Finance Agreements conveyed to the Trust at the office(s) listed in Schedule I, or at such of its offices as shall from time to time be identified to the Trustee by written notice. The Servicer, in its capacity as custodian, may temporarily move individual Premium Finance Agreements without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures, but shall promptly return such Premium Finance Agreements as soon as practicable after it is no longer needed for such purpose to such office or office(s).

          The Servicer, in its capacity as custodian, shall make available to the Trustee, or its duly authorized representatives, attorneys or auditors, the Premium Finance Agreements conveyed to the Trust and the related accounts, records and computer systems maintained by the Servicer at such times during normal operating hours as the Trust shall reasonably instruct which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations.

         (c) Release of Documents. Upon written instruction from the Trust, the Servicer, in its capacity as custodian, shall release or cause to be released any Premium Finance Agreements conveyed to the Trust, the Trust's agent or the Trust's designee, as the case may be, at such place or places as the Trust may designate, as soon as practicable. The Servicer, in its capacity as custodian, shall not be responsible for any loss occasioned by the failure of the Trust, its agent or its designee to return any document or any delay in doing so.

          SECTION 3.16. INSTRUCTION; AUTHORITY TO ACT. The Servicer shall be deemed to have received proper instructions from the Trustee with respect to the Premium Finance Agreements upon its receipt of written instructions signed by a Responsible Officer. A certified copy of a by-law or of a resolution of the board of directors of the Trustee, as applicable, shall constitute conclusive evidence of the authority of such Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Trust.

          SECTION 3.17. EFFECTIVE PERIOD AND TERMINATION. The Servicer's appointment as custodian shall become effective as of the Initial Closing Date and shall continue in full force and effect until the earlier of the termination of the Servicer pursuant to Section 10.2 or such appointment is terminated pursuant to this Section 3.17 or until this Agreement shall be terminated. The Servicer may perform its duties as custodian through one or more agents, which agents may maintain physical possession of Premium Finance Agreements as agent for the Servicer acting as custodian. The Trust may terminate the Servicer's appointment as custodian at any time with cause upon written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Premium Finance Agreements to the Trust or the Trust's agent at such place or places as the Trust may reasonably designate. The Servicer shall cooperate with the Trust in making the transfer and shall bear all of the Servicer's costs and expenses with respect to such transfer, but the Trust shall bear the actual costs and expenses of packing and transporting the Premium Financing Agreements to the location designated by the Trust. Notwithstanding the termination of the Servicer as custodian, the Trust agrees that upon any such termination, the Trust shall provide, or cause its agent to provide, access to the Premium Finance Agreements to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Premium Finance Agreements hereunder.

          Sections 3.14, 3.15, 3.16 and 3.17 shall not apply to the Back-up Servicer, if it is Servicer.

          SECTION 3.18. AFCO CREDIT TO ACT AS SERVICER. AFCO Credit may act on behalf of AFCO Acceptance in the performance of the duties of Servicer under this Agreement in all cases except for the servicing of the Receivables which have Obligors with a stated address in the applicable Premium Finance Agreement located in California or Hawaii.

                                   ARTICLE IV

                      RIGHTS OF HOLDERS AND ALLOCATION AND
                           APPLICATION OF COLLECTIONS

          SECTION 4.1. RIGHTS OF HOLDERS. Each Series of Investor Certificates shall represent Undivided Interests in the Trust, including the benefits of any Credit Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Investor Accounts and any other Series Account (if so specified in the related Supplement) or to be paid to the Investor Holders of such Series. The aggregate interest represented by such Certificates in the Principal Receivables at any time shall not exceed an amount equal to the Investor Interest at such time. The Transferor shall own the remaining undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this
Article IV to be paid on account of the Transferor Interest. The Transferor' s aggregate interest in the Principal Receivables at any time shall not exceed the Transferor Interest at such time and the Transferor shall not have any interest in the Investor Accounts, except as provided in this Agreement, or the benefits of any Credit Enhancement issued with respect to any Series.

          SECTION 4.2. ESTABLISHMENT OF ACCOUNTS. (a) The Collection Account. The Servicer, for the benefit of the Holders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, a non-interest bearing segregated account (the "COLLECTION ACCOUNT") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Holders, or shall cause such Collection Account to be established and maintained, with an office or branch of (i) a depository institution or trust company (which may include the Trustee, the Servicer or an Affiliate of the Servicer) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia and with deposit insurance provided by BIF or SAIF; provided that at all times the certificates of deposit, short-term deposits or commercial paper or the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody's and Standard & Poor's of at least P-1 and A-1, respectively, in the case of the certificates of deposit, short-term deposits or commercial paper, or a rating from Moody's of at least Aa3 and from Standard & Poor's of at least AA- in the case of the long-term unsecured debt obligations, or (ii) a depository institution, which may include the Trustee, which is acceptable to each Rating Agency (any of the foregoing being a "QUALIFIED INSTITUTION"). Pursuant to authority granted to it pursuant to subsection 3.1(b), the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder. Any account established with a Qualified Institution pursuant to this Section 4.2 or the provisions of any Supplement which is no longer a Qualified Institution shall, on the fifth Business Day after such Qualified Institution is no longer a Qualified Institution, be moved to a Qualified Institution.

          (b) THE FINANCE CHARGE AND EXCESS FUNDING ACCOUNTS. The Trustee, for the benefit of the Investor Holders, shall establish and maintain with the Trustee in the name of the Trust two segregated trust accounts (the "FINANCE CHARGE ACCOUNT" and the "EXCESS FUNDING ACCOUNT," respectively) bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Holders, or shall cause such Finance Charge Account or Excess Funding Account to be established and maintained with an office or branch of a Qualified Institution. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account and the Excess Funding Account and in all proceeds thereof. The Finance Charge Account and the Excess Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Holders. Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Finance Charge Account and to withdraw or instruct the Person maintaining the Excess Funding Account to withdraw, as the case may be, funds from the Excess Funding Account, in each case for the purpose of carrying out the Servicer's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in the Finance Charge Account and, if maintained with the Trustee, the Excess Funding Account, and that funds held therein shall at all times be held in trust for the benefit of the Investor Holders.

          (c) THE DISTRIBUTION ACCOUNT. The Trustee, for the benefit of the Investor Holders, shall cause to be established and maintained in the name of the Trust, a non-interest bearing segregated trust account (the "DISTRIBUTION ACCOUNT") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Holders, or shall cause such Distribution Account to be established and maintained with an office or branch of a Qualified Institution (other than the Transferor). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Holders.

          (d) SERIES ACCOUNTS. If so provided in the related Supplement, the Trustee, for the benefit of the Investor Holders, shall cause to be established and maintained in the name of the Trust, one or more Series Accounts. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Holders of such Series. Each such Series Account will be a trust account, if so provided in the related Supplement and will have the other features and be applied as set forth in the related Supplement.

          (e) ADMINISTRATION OF THE FINANCE CHARGE AND EXCESS FUNDING ACCOUNTS. Funds on deposit in the Excess Funding Account and the Finance Charge Account shall at all times be invested by the Trustee in Permitted Investments only at the written direction of the Servicer. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date related to the Monthly Period in which such funds are processed for collection, or if so specified in the related Supplement, immediately preceding a Distribution Date. The Trustee shall maintain for the benefit of the Investor Holders possession of any negotiable instruments or securities evidencing Permitted Investments from the time of purchase thereof until the time of sale or maturity; provided, that no such investment shall be disposed of prior to its maturity date. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account, the Finance Charge Account and, unless otherwise specified in the related Supplement, each Series Account shall be deposited by the Trustee in a separate deposit account with a Qualified Institution in the name of the Transferor, or a Person designated in writing by the Transferor, which shall not constitute a part of the Trust, or shall otherwise be turned over by the Trustee to the Transferor not less frequently than monthly. Subject to the restrictions set forth above, the Servicer, or a Person designated in writing by the Servicer (or the Transferor, if a Successor Servicer is Servicer) of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Excess Funding Account and the Finance Charge Account. For purposes of determining the availability of funds or the balances in the Finance Charge Account and the Excess Funding Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

          SECTION 4.3. COLLECTIONS AND ALLOCATIONS. (a) COLLECTIONS. Except as provided below, the Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. The exception described in the third paragraph of this subsection 4.3(a) shall not apply to Principal Collections.

          The Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Transferor Interest in accordance with this Article IV and shall withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Transferor Interest in accordance with this Article IV, in both cases as modified by any Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

          Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, the Originators shall remain the Servicer hereunder, and (a) (i) the Servicer provides to the Trustee a letter of credit or other credit enhancement covering the risk of commingling of Finance Charge Collections by the Servicer acceptable to the Rating Agencies, and (ii) the Transferor shall have received a notice from any Rating Agency that reliance on such a letter of credit or other credit enhancement would not result in the lowering of such Rating Agency's then-existing rating of the Investor Certificates, (b) the Originator is a wholly-owned subsidiary of Mellon Bank and the certificate of deposit or unsecured short-term debt obligations of Mellon Bank are rated P-1 by Moody's (or, if neither such certificates of deposit nor such obligations of Mellon Bank are rated by Moody's, and so long as Moody's has not notified the Servicer that reliance upon Mellon Financial Corporation's ratings for this purpose would result in a lowering of Moody's then-existing rating of the Investor Certificates, then the counterparty risk or long-term unsecured debt of Mellon Financial Corporation are rated at least A2 by Moody's), at least A-1 by Standard & Poor's and insured by BIF or SAIF or (c) the Servicer makes other arrangements satisfactory to each Rating Agency, the Servicer need not deposit Finance Charge Collections into the Collection Account, the Excess Funding Account, the Finance Charge Account or any Series Account, as provided in any Supplement, or make payments to the Transferor, on or before the second Business Day following the Date of Processing of such Receivables as provided in this Article IV, but may make such deposits, payments and withdrawals on each Transfer Date or as specified in the related Supplement in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph. If such deposits, payments or withdrawals are made on each Transfer Date or as otherwise specified in the related Supplement in reliance on clause (b) of the immediately preceding sentence, the Transferor shall indemnify the Trust for any losses sustained as a result of commingling of Finance Charge Collections by the Servicer as provided in this paragraph.

          Notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make quarterly, monthly or daily deposits of Finance Charge Collections into the Collection Account, the Finance Charge Account, the Excess Funding Account or any Series Account, as provided in any Supplement, (i) the Servicer will only be required to deposit Finance Charge Collections into the Collection Account, the Finance Charge Account, the Excess Funding Account or any Series Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Investor Holders or to any Credit Enhancement Provider pursuant to the terms of any Supplement or agreement relating to such Credit Enhancement, and (ii) if at any time prior to such Distribution Date the amount of Finance Charge Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i), the Servicer may withdraw the excess from the Collection Account.

          (b) ALLOCATIONS FOR TRANSFEROR INTEREST. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Transferor an amount equal to the product of (A) the applicable Transferor Percentage and (B) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge Receivables in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Transferor pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Transferor, provided, however, that the Servicer shall, upon written notice from the Trustee, pay to the Trustee out of any amounts allocable to the Transferor hereunder, any amounts owed to the Trustee pursuant to the Fee Agreement and not paid by Mellon Bank when due, to the extent such amounts remain unpaid on any Distribution Date, following any application of funds pursuant to each Supplement to the payment thereof.

          SECTION 4.4. SHARED PRINCIPAL COLLECTIONS. On each Distribution Date,
(a) the Servicer shall allocate Shared Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series, and any remainder may, at the option of the Transferor, be applied as principal with respect to any Variable Interest (provided that in such allocation, all other Series will have priority over any Series whose terms permit the Servicer to extend the Initial Principal Payment Date, and then only to the extent that the Principal Shortfall for such Series is greater than such Principal Shortfall would otherwise have been due to the election by the Transferor not to extend the Initial Principal Payment Date) and
(b) the Servicer shall withdraw from the Collection Account or applicable Series Account and pay to the Transferor an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements or this Agreement specify are to be treated as "SHARED PRINCIPAL COLLECTIONS" for such Distribution Date over (y) the aggregate amount for all outstanding Principal Sharing Series which the related Supplements specify are "PRINCIPAL SHORTFALLS" for such Distribution Date; provided that, to the extent that, on any Distribution Date the Transferor Interest (determined after giving effect to any transfer of Principal Receivables to the Trust on such date) is less than or equal to zero, the Servicer shall not distribute such Shared Principal Collections to the Transferor, but shall deposit such funds in the Excess Funding Account.

          SECTION 4.5. EXCESS FINANCE CHARGE COLLECTIONS. On each Distribution Date, (a) for each Group, the Servicer shall apply the aggregate amount for all outstanding Series in such Group of the amounts which the related Supplements specify are to be treated as "EXCESS FINANCE CHARGE COLLECTIONS" for such Distribution Date to each Series in such Group, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series, and (b) the Servicer shall withdraw (or shall instruct the Trustee to withdraw) from the Collection Account and pay to the Transferor an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series in a Group of the amounts which the related Supplements specify are to be treated as "EXCESS FINANCE CHARGE COLLECTIONS" for such Distribution Date over (y) the aggregate amount for all outstanding Series in such Group which the related Supplements specify are "FINANCE CHARGE SHORTFALLS," for such Distribution Date; provided that the sharing of Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, at which the Transferor shall deliver to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Transferor, the continued sharing of Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of such an Officer's Certificate to the Trustee, there will not be any further sharing of Excess Finance Charge Collections among Series in any Group.

                  [THE REMAINDER OF ARTICLE IV IS RESERVED AND
                    SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH
                             RESPECT TO ANY SERIES.]

                                    ARTICLE V

                   [ARTICLE IS RESERVED AND SHALL BE SPECIFIED
                 IN THE SUPPLEMENT WITH RESPECT TO ANY SERIES.]

                                   ARTICLE VI

                                THE CERTIFICATES

          SECTION 6.1. THE CERTIFICATES. Subject to Sections 6.10 and 6.13, the Investor Certificates of each Series and any Class thereof may be issued in fully registered form (the "REGISTERED CERTIFICATES"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Investor Certificates shall, upon issue pursuant hereto or to Section 6.9 or Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.1 and
6.2. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, unless otherwise specified in any Supplement. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its authorized signatory. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 6.2. AUTHENTICATION OF CERTIFICATES. On the Initial Closing Date, the Trustee shall authenticate and deliver the initial Series of Investor Certificates, upon the written order of the Transferor, to the underwriters for the sale of the Book-Entry Certificates evidenced by such Investor Certificates, and against payment to the Transferor of the Initial Investor Interest (net of any purchase or underwriting discount). Upon the receipt of such payment and the issuance of the Investor Certificates, such Investor Certificates shall be fully paid and nonassessable. Upon an Issuance as provided in Section 6.9 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the order of the Transferor, to the Persons designated in such Supplement. Upon the order of the Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferor, to the Depository against payment of the purchase price therefor. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in Section 6.10 against payment of the purchase price thereof.

          SECTION 6.3. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.
(a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "TRANSFER AGENT AND REGISTRAR"), in accordance with the provisions of Section 11.16, a register (the "CERTIFICATE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. The Trustee is the initial Transfer Agent and Registrar. If any Investor Certificate is issued as a Global Certificate, with the consent of the Trustee, the Transferor may, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Transferor shall, appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar.

          Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Transferor shall execute, subject to the provisions of subsection 6.3(c), and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Interests.

          At the option of an Investor Holder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. At the option of any Holder of Registered Certificates, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose.

          Whenever any Investor Certificates of any Series are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Holder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing.

          The preceding provisions of this Section 6.3 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates of such Series.

          Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          All Investor Certificates surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy the Global Certificates upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

          The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

          (b) Except as provided in Section 6.9 or 7.2 or this subsection 6.3(b), the Transferor shall not transfer the Transferor Interest or any interest therein. The Transferor may from time to time transfer a portion of the Transferor Interest by causing the issuance of one or more Certificates (each a "SUPPLEMENTAL CERTIFICATE"), the terms of which shall be defined in a Supplement (which Supplement shall be subject to Section 13.1(a) to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferor (or the Holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

               (i) the Transferor Interest shall not be less than the Minimum Transferor Interest, in each case as of the date of, and after giving effect to, such exchange;

               (ii) the Rating Agency Condition shall have been satisfied with respect to such exchange (or transfer or exchange as provided below); and

               (iii) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto.

          Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii).

          (c) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

          Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer (or the Transferor, if a Successor Servicer is Servicer) regarding such transfer. The Transfer Agent, Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer (or an officer of the Transferor, if a Successor Servicer is Servicer) prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. The Servicer (or the Transferor, if a Successor Servicer is Servicer) shall indemnify the Transfer Agent and Registrar and the Trustee and hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.3(c).

          (d) [Reserved].

          SECTION 6.4. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 6.5. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article V (as described in any Supplement) and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided that in determining whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

          SECTION 6.6. APPOINTMENT OF PAYING AGENT. (a) The Paying Agent shall make distributions to Investor Holders from the appropriate account or accounts maintained for the benefit of Holders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Servicer or the Transferor, if a Successor Servicer is Servicer, if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer, or the Transferor, if a Successor Servicer is Servicer, if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Trustee (or the Servicer, or the Transferor, if a Successor Servicer is Servicer, if the Trustee is the Paying Agent) shall notify each Rating Agency of the removal of any Paying Agent. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be the Trustee. If any form of Investor Certificate is issued as a Global Certificate, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Trustee shall appoint a co-paying agent in Luxembourg or another European city. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The provisions of Sections 11.1, 11.2 and 11.3 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Transferor shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange.

          (b) The Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding by the Trustee of payments in respect of Federal income taxes due from Certificate Owners.

          SECTION 6.7. ACCESS TO LIST OF HOLDERS' NAMES AND ADDRESSES. The Trustee shall furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Holders as of the most recent Record Date for payment of distributions to Investor Holders. Unless otherwise provided in the related Supplement, Holders of the Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of the Investor Certificates of any Series (the "APPLICANTS") may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Holders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Holders held by the Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Holder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders hereunder, regardless of the source from which such information was obtained.

          SECTION 6.8. AUTHENTICATING AGENT. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor.

          (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

          (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

          (d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.8, and the Trustee shall be entitled to be reimbursed and the Servicer shall reimburse the Trustee for such reasonable payments actually made, subject to the provisions of
Section 11.5.

          (e) The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

          (f) Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

          "This is one of the certificates described in the Amended and Restated Pooling and Servicing Agreement.

                                       -------------------------------------
                                       as Authenticating Agent for Trustee,

                                       By:
                                          -----------------------------------
                                                  Authorized Officer."

          SECTION 6.9. NEW ISSUANCES. (a) Upon request by the Transferor from time to time, the Trustee shall issue to the Transferor under Section 6.1, for execution and redelivery to the Trustee for authentication under Section 6.2, one or more new Series of Investor Certificates. Any such Series shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Credit Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

          (b) The Transferor may require the Trustee to issue to the Transferor under Section 6.1, for execution and redelivery to the Trustee for authentication under Section 6.2, one or more newly issued Series of Investor Certificates or in connection with a Paired Series, interests in such Series, in exchange for a reduction in the Transferor Interest (any such transaction, an "ISSUANCE"). The Transferor may initiate an Issuance by notifying the Trustee, in writing at least three days in advance (an "ISSUANCE NOTICE") of the date upon which the Issuance is to occur (an "ISSUANCE DATE"). Any Issuance Notice shall state the designation of any Series (and Class thereof, if applicable) to be issued on the Issuance Date and, with respect to each such Series, its Initial Investor Interest (or the method for calculating such Initial Investor Interest), the applicable interest rate (or the method for allocating interest payments or other cash flows to such Series), if any, and the Credit Enhancement Provider, if any, with respect to such Series. On the Issuance Date, the Trustee shall authenticate and deliver any such Series of Investor Certificates only upon delivery to it of the following: (1) a Supplement satisfying the criteria set forth in subsection 6.9(c) executed by the Transferor and specifying the Principal Terms of such Series, (2) the applicable Credit Enhancement, if any,
(3) the agreement, if any, pursuant to which the Credit Enhancement Provider agrees to provide the Credit Enhancement, if any, (4) a Tax Opinion, (5) evidence that the Rating Agency Condition has been satisfied with respect to the Issuance, and (6) an Officer's Certificate signed by a Vice President (or any more senior officer) of the Transferor, that on the Issuance Date after giving effect to such Issuance, the Transferor Interest would be at least equal to the Minimum Transferor Interest. Upon satisfaction of such conditions, the Trustee shall issue as provided above, such Series of Investor Certificates, dated the Issuance. There is no limit to the number of Issuances that may be performed under this Agreement.

          (c) In conjunction with an Issuance, the parties hereto shall execute a Supplement (on terms and conditions reasonably acceptable to the Trustee), which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include: (i) its name or designation, (ii) an Initial Investor Interest or the method of calculating the Initial Investor Interest, (iii) the method of determining any adjusted Investor Interest, if applicable, (iv) the applicable interest rate (or formula for its determination), (v) the Closing Date, (vi) each rating agency rating such Series, (vii) the name of the Clearing Agency, if any, (viii) the rights of the Transferor that have been transferred to the Holders of such Series pursuant to such Issuance (including any rights to allocations of Collections of Finance Charge Receivables and Principal Receivables), (ix) the interest payment date or dates and the date or dates from which interest shall accrue, (x) the periods during which or dates on which principal will be paid or accrued, (xi) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Collections with respect to Finance Charge Receivables and Defaulted Receivables, (xii) any other Collections with respect to Receivables or other amounts available to be paid with respect to such Series, (xiii) the names of any accounts to be used by such Series and the terms governing the operation of any such account and use of moneys therein, (xiv) the Series Servicing Fee and the Series Servicing Fee Percentage, (xv) the Minimum Transferor Interest and, the Series Termination Date, (xvi) the terms of any Credit Enhancement with respect to such Series, and the Credit Enhancement Provider, if applicable, (xvii) the base rate applicable to such Series, (xviii) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xix) any deposit into any account provided for such Series, (xx) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xxi) the priority of any Series with respect to any other Series, (xxii) the rights, if any, of the Transferor that have been transferred to the holders of such Series, (xxiii) the Minimum Aggregate Principal Receivables, (xxiv) whether such Series will be part of a Group, (xxv) whether such Series will or may be a Paired Series and the Series with which it will be paired, if applicable and (xxvi) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the "PRINCIPAL TERMS" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series.

          (d) Upon satisfaction of the above conditions, the Transferor may also cause the Trustee (on behalf of the Trust) to enter into one or more agreements pursuant to which the Trustee (on behalf of the Trust) shall sell purchased interests in the Receivables and other Trust Assets to one or more purchasers. Such agreement(s) shall specify terms similar to Principal Terms for any such purchased interests and may grant the purchaser(s) of such interests, or an agent or other representative of such purchaser(s), notice and consultation rights with respect to any rights or actions of the Trustee.

          SECTION 6.10. Book-Entry Certificates. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "DEPOSITORY") for the Clearing Agency or Foreign Clearing Agency for such Series. The Investor Certificates of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates of any Series ("DEFINITIVE CERTIFICATES") have been issued to Certificate Owners pursuant to Section 6.12:

               (i) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Series;

               (ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

               (iii) to the extent that the provisions of this Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control with respect to each such Series; and

               (iv) the rights of Certificate Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

          SECTION 6.11. NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Holders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to
Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency or Foreign Clearing Agency for distribution to Holders of Investor Certificates.

          Neither the Transferor, the Servicer, the Back-up Servicer or the Trustee will have any responsibility or obligation to any Clearing Agency, Clearing Agency Participant, or Certificate Owner with respect to (i) the accuracy of any records maintained by the Clearing Agency or any Clearing Agency Participant; (ii) the payment by the Clearing Agency or any Clearing Agency Participant of any amount due to any Certificate Owner in respect of the Certificates; (iii) the delivery of any notice by the Clearing Agency or any Clearing Agency Participant; (iv) the selection of the Certificate Owners to receive payment in the event of any partial payment of the Certificates; or (v) any other action taken by the Clearing Agency or any Clearing Agency Participant.

          SECTION 6.12. DEFINITIVE CERTIFICATES. If (i) (A) the Transferor advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Investor Interest of such Series advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Certificates of such Series. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such series as Holders of such Series hereunder.

          SECTION 6.13. GLOBAL CERTIFICATE; EURO-CERTIFICATE EXCHANGE DATE. If specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single Temporary Global Certificate (the "GLOBAL CERTIFICATE") in definitive, fully registered form, without interest coupons, in the denomination of the Initial Investor Interest and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.13 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered Certificates in definitive form.

                                   ARTICLE VII

                         MATTERS RELATING TO TRANSFEROR

          SECTION 7.1. LIABILITY OF TRANSFEROR. The Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor.

          SECTION 7.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, TRANSFEROR. (a) The Transferor shall not consolidate or merge with or into any other Person, unless:

               (i) the Person (if other than the Transferor) formed by or surviving such consolidation or merger shall (i) be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, (ii) be licensed or exempt from licensing under the Licensing Laws of any Permitted Jurisdiction and
          (iii) expressly assume, by a supplement hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance or observance of every agreement and covenant of this Agreement, any Supplement and the Second Tier Receivables Purchase Agreement on the part of the Transferor to be performed or observed, all as provided herein;

               (ii) immediately after giving effect to such transaction, no Pay Out Event shall have occurred and be continuing;

               (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

               (iv) the Transferor and each Rating Agency shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Trust, any Holder or any Credit Enhancement Provider;

               (v) any action as is necessary to maintain the lien and security interest created by this Agreement shall have been taken; and

               (vi) the Transferor shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation or merger and such supplement comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing under the Exchange Act).

          (b) Except as specifically contemplated in this Agreement or in any Supplement, the Transferor shall not convey or transfer all or substantially all of its properties or assets, including Trust Assets, to any Person, unless:

               (i) the Person that acquires by conveyance or transfer the properties and assets of the Transferor the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assume, by a supplement hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance or observance of every agreement and covenant of this Agreement, any supplement and the Second Tier Receivables Purchase Agreement on the part of the Transferor to be performed or observed, all as provided herein, (C) expressly agree by means of such supplement that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders, (D) unless otherwise provided in such Supplement, expressly agree to indemnify, defend and hold harmless the Transferor against and from any loss, liability or expense arising under or related to this Agreement, any Supplement, the Second Tier Receivables Purchase Agreement and the Certificates and (E) expressly agree by means of such supplement that such Person (or if a group of persons, then one specified Person) shall prepare (or cause to be prepared) and make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Certificates;

               (ii) immediately after giving effect to such transaction, no Pay Out Event shall have occurred and be continuing;

               (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

               (iv) the Transferor shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Trust, any Holder or any Credit Enhancement Provider;

               (v) any action as is necessary to maintain the lien and security interest created by this Agreement shall have been taken; and

               (vi) the Transferor shall have delivered to the Trustee an Opinion of Counsel each stating that such conveyance or transfer and such supplement comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

          (c) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except as described in subsections (a) and (b).

          SECTION 7.3. LIMITATION ON LIABILITY. The trustees, directors, officers, employees or agents of the Transferor shall not be under any liability to the Trust, the Trustee, the Holders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided that this provision shall not protect the officers, directors, employees, or agents of the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.4, the Transferor shall not be under any liability to the Trust, the Trustee, the Holders, any Credit Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as the Transferor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Transferor against any liability which would otherwise be imposed by reason of any breach of representation or covenant, willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          SECTION 7.4. LIABILITIES. Notwithstanding any other provision herein, including Section 7.3, the Transferor shall indemnify and hold harmless any injured party (including, without limitation, the Trustee) from and against any reasonable loss, liability, expense, damage or injury arising out of or based upon the arrangement created by this Agreement or any Supplement, as though this Agreement or such Supplement created a partnership under the Delaware Uniform Partnership Law in which the Transferor was a general partner; provided that the Transferor shall not indemnify the Trust, the Investor Holders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses incurred as a result of Defaulted Receivables or Receivables which are written off as uncollectible; and provided, further, that the Transferor shall not indemnify the Trust, the Investor Holders or the Certificate Holders for any liabilities, costs or expenses of the Trust, the Investor Holders or the Certificate Owners arising under any tax law, including any Federal, state, local or foreign income, withholding or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Holders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

         SECTION 7.5. No Other Business. The Transferor shall not engage in any business other than the financing, purchasing, owning and managing of the Receivables in the manner contemplated by this Agreement, the Second Tier Receivables Purchase Agreement, any Supplement and the Trust Agreement, holding the Transferor Interest, performing its obligations under this Agreement, any Supplement and the Second Tier Receivables Purchase Agreement, and activities incidental thereto.

          SECTION 7.6. NO BORROWING. The Transferor shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except as contemplated by this Agreement, the Second Tier Receivables Purchase Agreement, any Supplement and the Trust Agreement.

          SECTION 7.7. GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except as contemplated by this Agreement, the Second Tier Receivables Purchase Agreement, any Supplement and the Trust Agreement, the Transferor shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so), any stock, obligations, assets or other securities of, or any other interest in, or make any capital contribution to, any other Person.

          SECTION 7.8. CAPITAL EXPENDITURES. The Transferor shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

          SECTION 7.9. COMMINGLING OF FUNDS OR ASSETS. The Transferor shall not commingle its funds or other assets (including any such funds or assets held for the benefit of the Holders) with any other person, including any affiliate of the Transferor, other than in accordance with this Agreement, any Supplement and the Second Tier Receivables Purchase Agreement.

          The obligations of the Transferor hereunder shall survive the termination of the Trust, the resignation or removal of the Trustee, and the appointment of a Successor Servicer.

                                  ARTICLE VIII

                       OTHER MATTERS RELATING TO SERVICER

          SECTION 8.1. LIABILITY OF SERVICER. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

          SECTION 8.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER. The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets (not including assets conveyed or transferred through a financing or securitization program) substantially as an entirety to any Person, unless:

               (i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

               (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Servicer; and

               (iii) the Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

          SECTION 8.3. LIMITATION ON LIABILITY OF SERVICER AND OTHERS. The directors, officers, stockholders, employees or other affiliates or agents of the Servicer shall not be under any liability to the Trust, the Trustee, the Holders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates. Except as provided in Section 8.4 with respect to the Trust and the Trustee, its officers, directors, employees and agents, the Servicer shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Holders, any Credit Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as the Servicer pursuant to this Agreement or any Supplement; provided that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

          SECTION 8.4. SERVICER INDEMNIFICATION OF THE TRUST AND TRUSTEE. The Servicer shall indemnify and hold harmless the Trust and the Trustee, its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions which constitute negligence or misconduct on the part of the Servicer with respect to activities of the Trust or the Trustee pursuant to this Agreement or any Supplement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that (a) the Servicer shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee, (b) the Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Holders, (c) the Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses incurred as a result of Defaulted Receivables and (d) that the Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Trustee, the Investor Holders or the Certificate Owners arising under any tax law, including any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Holders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

          SECTION 8.5. SERVICER NOT TO RESIGN. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Back-up Servicer or another Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.2.

          SECTION 8.6. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE RECEIVABLES. The Servicer shall provide the Trustee access to the documentation regarding the Accounts and the Receivables when the Trustee is required in connection with the enforcement of its rights or the rights of the Investor Holders, or by applicable law, to review such documentation, such access being afforded without charge but only upon reasonable request, during normal business hours, subject to the Servicer's normal security and confidentiality procedures and at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section 8.6 as a result of such obligations shall not constitute a breach of this Section 8.6.

          SECTION 8.7. DELEGATION OF DUTIES. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Guidelines. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof. If any such delegation is to a party other than an Affiliate of the Transferor notification thereof shall be given to each Rating Agency.

          SECTION 8.8. EXAMINATION OF RECORDS. The Servicer shall clearly and unambiguously identify each Eligible Receivable (including any Additional Receivables) conveyed to the Trust pursuant to Section 2.1(b) in its computer or other records to reflect that the Receivables have been conveyed to the Trust pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

          SECTION 8.9. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, BACK-UP SERVICER. The Back-up Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets (not including assets conveyed or transferred through a financing or securitization program) substantially as an entirety to any Person, unless:

               (i) the Person formed by such consolidation (if such Person is other than the Back-up Servicer) or into which the Back-up Servicer is merged (if the surviving Person of such merger is other than the Back-up Servicer) or the Person which acquires by conveyance or transfer the properties and assets of the Back-up Servicer substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Back-up Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Back-up Servicer hereunder (to the extent that any right, covenant or obligation of the Back-up Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

               (ii) the Back-up Servicer shall have delivered to the Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.9 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Back-up Servicer; and

               (iii) the Back-up Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

          SECTION 8.10. BACK-UP SERVICER NOT TO RESIGN. (a) The Back-up Servicer shall not resign from its obligations and duties under this Agreement, except upon the assumption of such duties and obligations by a successor Back-up Servicer and the Rating Agency Condition having been satisfied with respect to the appointment of such successor Back-up Servicer; provided that the Servicer and the Transferor shall use their best efforts to replace the Back-up Servicer if the Back-up Servicer provides written notice to the Transferor of its desire to resign as Back-up Servicer.

          (b) Notwithstanding anything contained in clause (a) above, if the Back-up Servicer has delivered to the Transferor, the Servicer and the Trustee a Sale Notice on a date which is six months after the Closing Date with respect to Series 2001-1, the Back-up Servicer's obligations and duties under this Agreement shall be terminated upon the earlier to occur of (x) the Series Termination Date with respect to Series 2001-1 or (y) the appointment of a successor Back-up Servicer that assumes the obligations of the Back-up Servicer hereunder and under each Series Supplement and the Rating Agency Condition having been satisfied. Upon the receipt by the Transferor, the Servicer and the Trustee of a Sale Notice delivered pursuant to this subsection 8.10(b), the Servicer and the Transferor shall use their best efforts to replace the Back-up Servicer as soon as possible.

          (c) If the Back-up Servicer enters into a transaction contemplated by
Section 8.9 and the surviving Person in such transaction assumes the obligations of the Back-up Servicer in accordance with Section 8.9, such surviving Person may terminate its duties and obligations as Back-up Servicer under this Agreement, if on or prior to 10 days after the consummation of such transaction such surviving Person delivers a Successor Back-up Servicer Termination Notice to the Transferor, the Servicer and the Trustee. Such termination shall become effective upon the earlier to occur of (x) the initial Series Termination Date or (y) the appointment of a successor Back-up Servicer that assumes the obligations of Back-up Servicer hereunder and under each Series Supplement and the Rating Agency Condition having been satisfied. Upon receipt by the Transferor, the Servicer and the Trustee of a Successor Back-up Servicer Termination Notice delivered pursuant to this subsection 8.10(c), the Servicer and the Transferor shall use their best efforts to replace the Back-up Servicer as soon as possible. If a Sale Notice has been delivered to the Transferor pursuant to subsection 8.10(b), it will not be necessary for a Successor Back-up Servicer Termination Notice to be delivered with respect to the transaction referenced in such Sale Notice.

          SECTION 8.11. COOPERATION AMONG SERVICER AND BACK-UP SERVICER. The Servicer agrees to provide the Back-up Servicer reasonable access to the Servicer's premises and management upon reasonable notice during normal business hours, to the purpose and effect of facilitating the ability of the Back-up Servicer promptly to undertake the responsibilities of the Servicer if required hereunder. The Back-up Servicer agrees to keep all information so obtained confidential. If the Servicer ceases to be such for any reason, and the Back-up Servicer becomes a Successor Servicer hereunder, the former Servicer shall afford the Successor Servicer full and complete access without charge to all books, records, computer databases, systems and personnel of the former Servicer and shall cooperate with the Successor Servicer so as to facilitate the Successor Servicer's performance of its obligations hereunder.

                                   ARTICLE IX

                              TRUST PAY OUT EVENTS

          SECTION 9.1. TRUST PAY OUT EVENT. Each of the following events (each, a "TRUST PAY OUT EVENt") shall constitute a Pay Out Event with respect to all Series of Certificates, immediately upon the occurrence of such event, and without any notice or other action on the part of the Trustee or the Investor
Holders:

          (a) The Transferor, Mellon Bank or any Originator shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor, Mellon Bank or any Originator; or the Transferor, Mellon Bank or any Originator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or the Transferor, Mellon Bank or any Originator shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement or to Mellon Bank in accordance with the provisions of the First Tier Receivables Purchase Agreement or to the Transferor in accordance with the provisions of the Second Tier Receivables Purchase Agreement, respectively;

          (b) the Trust shall become an "investment company" within the meaning of the Investment Company Act;

          (c) the Back-up Servicer (i) becomes legally unable to act as Successor Servicer or (ii) has been terminated as Back-up Servicer and within 90 days of such event, a successor Back-up Servicer or Successor Servicer has not assumed the obligations of the Back-up Servicer and the Rating Agency Condition has not been satisfied with respect to the appointment of such Back-up Servicer or Successor Servicer;

          (d) the failure to transfer Additional Receivables (i) by either Originator, when required by the First Tier Receivables Purchase Agreement, (ii) by Mellon Bank when required under the Second Tier Receivables Purchase Agreement or (iii) by the Transferor as required by Section 2.1;.

          (e) the Originators cease to be the Servicer under the Agreement;

          (f) the failure to appoint a successor Back-up Servicer by a date which is ninety days after the receipt by the Servicer, the Trustee and the Transferor of either a Sale Notice or Successor Back-up Servicer Termination Notice in accordance with subsections 8.10(b) and 8.10(c), respectively; or

         (g) the failure of the Servicer (so long as the Originator is a Servicer) to remove Receivables from the Trust or indemnify the Trust for certain losses resulting from the breach of subsection 3.13(a).

         SECTION 9.2. Additional Rights Upon the Occurrence of Certain Events.
(a) If the Transferor shall consent to the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against the Transferor (an "INSOLVENCY EVENT"), the Transferor shall on the day of such Insolvency Event (the "APPOINTMENT DAY") immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the Investor Holders describing the provisions of this Section
9.2 and requesting instructions from such Holders. Unless within 90 days from the day notice pursuant to clause (i) is first published, the Trustee shall have received written instructions of Holders of Investor Certificates evidencing more than 50% of the Investor Interest of each Series issued and outstanding (or, if any such Series has two or more Classes, each Class) to the effect that such Holders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, the Trustee shall sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination for any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

          (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; provided, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. Unless the Trustee receives written instructions from Investor Holders as provided in subsection (a), on the day following the last Distribution Date in the Monthly Period during which such proceeds are distributed to the Investor Holders of each Series, the Trust shall terminate.

          (c) The Trustee may appoint an agent or agents (at the expense of the Transferor) to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

                                    ARTICLE X

                                SERVICER DEFAULTS

          SECTION 10.1. SERVICER DEFAULTS. If any one of the following events (a "SERVICER DEFAULT") shall occur and be continuing:

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to Article IV or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Credit Enhancement on or before the date occurring ten Business Days after the date such payment, transfer, deposit withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

          (b) (i) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, if such failure has a material adverse effect on the Investor Holders of any Series and continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 25% of the Investor Interest of any Series adversely affected thereby, and during which time such failure continues to have a material adverse effect on such Investor Holders for such period (provided, however, that breach of a covenant that results in a Receivable becoming a Servicer Ineligible Receivable shall not constitute a Servicer Default, if such Receivable is repurchased in accordance with Section 3.10(c)); or (ii) delegation by the Servicer of its duties under this Agreement, except as permitted pursuant to Section 8.7;

          (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Holders of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 25% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor Holders for such period; or

          (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidating of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Holders) (a "TERMINATION NOTICE"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.

          After receipt by the Servicer of such Termination Notice, and on the date that the Back-up Servicer or another Successor Servicer becomes Servicer pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in such Successor Servicer; and the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purpose of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Finance Charge Account, the Excess Funding Account, and any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Unearned Premiums applicable to the Trust. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Credit Enhancement with respect to any Series to the Successor Servicer.

          Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.1(a) for a period of 30 Business Days or under subsection 10.1(b) or (c) for a period of 60 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and Servicer shall provide the Trustee, any Credit Enhancement Provider, the Transferor and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

          SECTION 10.2. BACK-UP SERVICER, TRUSTEE TO ACT, APPOINTMENT OF SUCCESSOR. (a) On and after receipt by the Servicer of a Termination Notice pursuant to Section 10.1, unless a later date is specified in the Termination Notice, the Back-up Servicer shall automatically be appointed and become Successor Servicer. Notwithstanding the foregoing, if the Back-up Servicer is legally unable or unwilling to act as Successor Servicer, the Trustee shall use its best efforts to appoint another entity acceptable to each Credit Enhancement Provider (which consent shall not be unreasonably withheld), or petition a court of competent jurisdiction to appoint another entity as Successor Servicer, provided that the Rating Agency Condition shall have been satisfied with respect to such appointment. Until such time as such Successor Servicer shall have been appointed, the Servicer shall continue to act as Servicer until the earlier of the Trust Termination Date or the date that a Successor Servicer shall have been appointed in accordance with the terms hereof. No Successor Servicer shall be entitled to any compensation in excess of the Servicing Fee without the prior consent of each Credit Enhancement Provider and satisfaction of the Rating Agency Condition. Upon appointment of such Successor Servicer, the Trustee shall give prompt written notice thereof to the Holders. At the time the Servicer shall cease to act as Servicer pursuant to this Section 10.2 or Section 8.5, such Servicer shall deliver to each insurance carrier which on such date has premiums financed by the Receivables an assignment of Power of Attorney to the Back-up Servicer (or any other Successor Servicer) which would allow the Back-up Servicer (or such other Successor Servicer) to cancel the related insurance policies on behalf of the Trust. Prior to the termination of the Servicer pursuant to Section 10.1 or the resignation of the Servicer pursuant to Section 8.5, the Servicer shall have the right to remove the Back-up Servicer and appoint a new Back-up Servicer at any time as long as the Rating Agency Condition is satisfied with respect to such action.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Credit Enhancement. Notwithstanding the above, or anything in this Section 10.2 or Section 3.1 to the contrary, the Back-up Servicer if it becomes Servicer pursuant to this Section 10.2 shall have no responsibility or obligation for (i) any representation or warranty made by a predecessor Servicer hereunder, and (ii) any act or omission of either a predecessor or a Successor Servicer other than such Back-up Servicer. Neither the Back-up Servicer nor any other Successor Servicer shall be deemed to be in default hereunder due to any act or omission of a predecessor Servicer, including but not limited to failure to timely deliver to the Trustee any Monthly Servicer's Certificate, any funds required to be deposited to the Trust, or any breach of its duty to cooperate with a transfer of servicing as required by Section 10.01.

          (c) In connection with such appointment and assumption, the Trustee shall make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided that no such compensation shall be in excess of the Servicing Fee and any other amounts payable to the Servicer hereunder. The Transferor agrees that if the Servicer is terminated hereunder, it will agree to deposit the portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to
Article IV to pay its share of the compensation of the Successor Servicer. The Servicer being terminated (or the Transferor, if the Servicer is a Successor Servicer) shall bear all costs of a Successor Servicer being appointed hereunder.

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Transferor and the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

          SECTION 10.3. NOTIFICATION TO HOLDERS. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee, any Credit Enhancement Provider and the Rating Agencies. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Holders at their respective addresses appearing in the Certificate Register.

          SECTION 10.4. WAIVER OF PAST DEFAULTS. The Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each Series adversely affected by any default by the Servicer or the Transferor may, on behalf of all Holders of such Series, waive any default by the Servicer or the Transferor in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                                     TRUSTEE

          SECTION 11.1. DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of any Servicer Default and after the remedying or waiver of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, no duties shall be implied against the Trustee, and its permissive rights shall not be construed as duties. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been remedied or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform on their face to the requirements of this Agreement.

          (c) Subject to subsection 11.1(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided that:

               (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee in relation to such Series, under this Agreement and the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith at the direction of the Servicer, the Transferor or the Back-up Servicer; and

               (iii) the Trustee shall not be charged with knowledge of, or be responsible for taking any action with respect to, any Servicer Default or Trust Pay Out Event unless a Responsible Officer of the Trustee has or obtains actual knowledge thereof or has received written notice thereof from the Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of any Series adversely affected thereby.

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, monitor or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

          (f) Except as provided in this subsection 11.1(f), the Trustee shall have no power to vary the corpus of the Trust including the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under
Section 2.1, (ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.1(b) or (iii) withdraw from the Trust any Receivables, except for a withdrawal permitted under Sections 9.2, 10.2, 12.1 or 12.2 or subsections 2.4(d), 2.4(e) or Article IV.

          (g) If the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, then, subject to subsection 11.1(d), the Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.

          (h) If the Transferor has agreed to transfer any of its insurance premium finance receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee shall, upon prior written notice to Moody's, enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Transferor's insurance premium finance receivables; provided that the Trustee shall not be required to enter into any intercreditor agreement which could adversely affect its own interests or the interests of the Holders and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee without separately verifying the accuracy of the contents or calculations therein.

          (i) Every provision of this Agreement that in any way relates to the Trustee is subject to Article XI.

          SECTION 11.2. CERTAIN MATTERS AFFECTING TRUSTEE. Except as otherwise provided in Section 11.1:

          (a) the Trustee may conclusively rely on and shall be protected in acting on, or in refraining from acting in accord with, any assignment of Receivables in Supplemental Accounts, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Holder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

          (b) the Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Credit Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders or any Credit Enhancement Provider, pursuant to the provisions of this Agreement, unless such Holders or Credit Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been remedied or waived), to exercise such of the rights and powers vested in it by this Agreement and any Credit Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any assignment of Receivables as of the Initial Closing Date, the initial report, any daily Servicer's report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Holder's statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless offered reasonable security or indemnity against the costs, expenses and liabilities which may be incurred thereby and requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which could be adversely affected if the Trustee does not perform such acts;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for (i) any misconduct or negligence on the part of any such agent, attorney or custodian (including any Registrar or Paying Agent) appointed with due care by it hereunder or (ii) the supervision of those agents, attorneys, custodians, or nominees appointed with due care; and

          (g) except as may be required by subsection 11.1(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose.

          SECTION 11.3. TRUSTEE NOT LIABLE FOR RECITALS OR ISSUANCE OF CERTIFICATES. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Excess Funding Account or the Finance Charge Account, or any Series Account by the Servicer.

          SECTION 11.4. TRUSTEE MAY NOT OWN CERTIFICATES. The Trustee in its individual capacity or otherwise may become the owner of Investor Certificates. In connection with any such ownership, the Trustee, shall have the same rights as it would have if it were not the Trustee. The Trustee may otherwise transact banking business with the other parties hereto with the same right it would have were it not the Trustee.

          SECTION 11.5. TRANSFEROR TO PAY TRUSTEE'S FEES AND EXPENSES; INDEMNIFICATION OF TRUSTEE. (a) The Transferor shall (or shall cause Mellon Bank to) pay to the Trustee from time to time, and the Trustee shall be entitled to receive the compensation described in the Fee Agreement (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Transferor shall (or shall cause Mellon Bank to) pay or reimburse the Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or the Fee Agreement, except any such expense, disbursement or advance as may arise from its own negligence or bad faith.

          (b) The Transferor shall (or shall cause Mellon Bank to) indemnify the Trustee, its officers, directors and agents against any loss, liability, expense, damage or injury suffered or sustained without fraud, negligence or willful misconduct on its part (other than any such loss, liability, expense, damage or injury relating to any violation by the Trustee of the terms of this Agreement) arising in connection with the acceptance or administration of this Trust, including the reasonable costs and expenses of defending itself against any claim or liability resulting from the exercise or performance of any of its powers or duties under this Agreement.

          The obligations of the Transferor under this Section 11.5 shall survive the termination of the Trust and the resignation or removal of the Trustee.

          SECTION 11.6. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's, having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation or trust company publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such corporation or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times be licensed or be exempt from licensing under the Licensing Laws of each Permitted Jurisdiction. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

          SECTION 11.7. RESIGNATION OR REMOVAL OF TRUSTEE. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer (or the Transferor, if a Successor Servicer is Servicer) shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fall to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof and any liability of the Trustee arising hereunder prior to any such resignation or removal shall survive such appointment of a successor trustee.

          SECTION 11.8. SUCCESSOR TRUSTEE. (a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as the Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          (b) No successor trustee shall accept appointment as provided in this
Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to all Holders and Credit Enhancement Providers at their addresses as shown in the Certificate Register or set forth in any Supplement.

          SECTION 11.9. MERGER OR CONSOLIDATION OF TRUSTEE. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under Section 11.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 11.10. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
11.6 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed , the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 11.11. TAX RETURNS. If the Trust shall be required to file tax returns, the Servicer (or the Transferor, if a Successor Servicer is Servicer) shall prepare or cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature and, to the extent possible, file such returns at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer (or the Transferor, if a Successor Servicer is Servicer) shall prepare or shall cause to be prepared all tax information required by law to be distributed to Holders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Holders. the Trustee, upon request, shall furnish the Servicer (or the Transferor, if a Successor Servicer is Servicer) with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall cause such tax returns to be signed in the manner required by law. In no event shall the Trustee, the Transferor, a Successor Servicer or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Holders or the Certificate Owners arising under any tax law, including Federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

          SECTION 11.12. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or any Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Holders in respect of which such judgment has been obtained.

          SECTION 11.13. SUITS FOR ENFORCEMENT. If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.1, proceed to protect and enforce its rights and the rights of any Series of Holders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Holders.

          SECTION 11.14. RIGHTS OF HOLDERS TO DIRECT TRUSTEE. Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the Aggregate Investor Interest of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that (a) subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders not parties to such direction and (b) nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

          SECTION 11.15. REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee represents and warrants that:

               (i) the Trustee is a national banking association organized, existing and authorized to engage in the business of banking under the laws of the United States;

               (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

               (iii) this Agreement has been duly executed and delivered by the Trustee.

          SECTION 11.16. MAINTENANCE OF OFFICE OR AGENCY. The Trustee will maintain at its expense an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints the Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Servicer and to Holders of any change in the location of the Certificate Register or any such office or agency.

          SECTION 11.17. OBLIGOR CLAIMS. In connection with any offset defenses, or affirmative claim for recovery, asserted in legal actions brought by Obligors under one or more Receivables based upon provisions therein or upon other rights or remedies arising from any Requirements of Law applicable to the Receivables:

          (a) The Trustee is the holder of the Receivables only as trustee on behalf of the holders of the Certificates, and not as principal or in any individual or personal capacity.

          (b) The Trustee shall not be personally liable for, or obligated to pay Obligors, any affirmative claims asserted thereby, or responsible to holders of the Certificates for any offset defense amounts applied against Receivable payments, pursuant to such legal actions.

          (c) The Trustee will pay, solely from available Trust money, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially approved settlement agreements, resulting from such legal actions.

          (d) The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against holders of the Certificates.

          (e) The Trustee will cooperate with and assist the Transferor, the Servicer, or holders of the Certificates in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interest of the Trustee as a party to such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom.

          (f) The Transferor hereby agrees to indemnify, hold harmless and defend the Trustee from and against any and all liability, loss, costs and expenses of the Trustee resulting from any affirmative claims for recovery asserted or collected by Obligors under their Receivables.

          SECTION 11.18. LIABILITIES TO OBLIGORS. No liability to any Obligor under any of the Receivables arising out of any act or omission to act of the Servicer or the Transferor in servicing the Receivables shall be assumed by the Trust or the Trustee under, or as a result of, this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under applicable provisions of law, the Trust and the Trustee expressly disclaim such assumption and to the same extent the Back-up Servicer or another Successor Servicer shall not be liable for any acts or omissions of the Transferor or any predecessor Servicer.

          SECTION 11.19. MONEY HELD IN TRUST. Any money held by the Trustee in trust under this Agreement need not be segregated from any other funds held by the Trustee in trust under this Agreement except to the extent required by this Agreement. Except to the extent it otherwise agrees in writing, the Trustee shall not be responsible for any earnings, gains or losses in respect of funds invested in Permitted Investments in compliance with written instructions from the Servicer as set forth in Section 4.1(e) and shall have no obligation to invest such funds except to the extent it receives such instructions.

                                   ARTICLE XII

                                   TERMINATION

          SECTION 12.1. TERMINATION OF TRUST. (a) Subject to Section 7.4 and
Section 8.4, the respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Holders as hereafter set forth) shall terminate, except with respect to the duties described in Section 11, Section 7.4 and
Section 8.4 and subsections 2.4(c) and 12.3(b), on the Trust Termination Date.

          (b) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Investor Interest of any Series of Certificates is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay the proceeds first, to all Holders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates, and second, as provided in the related Supplement, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the Investor Interest of such Series at the close of business on such date (but in no event in excess of the applicable Investor Percentages of Principal Receivables and Finance Charge Receivables on such date). The Trustee shall notify each Credit Enhancement Provider and each Rating Agency of the proposed sale of such Receivables and shall provide each Credit Enhancement Provider an opportunity to bid on such Receivables. The Transferor shall be permitted to purchase such Receivables in such case and shall have a right of first refusal with respect thereto. Any proceeds of such sale in excess of such principal and interest paid shall be paid to the Transferor. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.3.

          SECTION 12.2. OPTIONAL PURCHASE. (a) If so provided in any Supplement, the Transferor may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.3, the amount specified in such Supplement.

          (b) The amount deposited pursuant to subsection 12.2(a) shall be paid to the Investor Holders of the related Series pursuant to Section 12.3 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Transferor pursuant to subsection 12.2(a) shall be delivered by the Transferor upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor. The Investor Interest of each Series which is purchased by the Transferor pursuant to subsection 12.2(a) shall, for the purposes of the definition of "Transferor Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Interest shall thereupon be deemed to have been increased by the Investor Interest of such Series.

          SECTION 12.3. FINAL PAYMENT WITH RESPECT TO ANY SERIES. (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Holders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least two Business Days' prior notice from the Servicer to the Trustee) by the Trustee to Investor Holders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to subsection 2.4(e), 9.2(a), 10.2(a), or subsection 12.2(a) of this Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officers' Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Holders.

          (b) Notwithstanding the termination of the Trust pursuant to subsection 12.1(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Finance Charge Account, the Excess Funding Account, the Distribution Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Holders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Holders of the related Series upon surrender of their Certificates. In the event that all of the Investor Holders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Investor Holders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Holders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor Holders. The Trustee and the Paying Agent shall pay to the Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Transferor, Investor Holders entitled to the money must look to the Transferor for payment as general creditors unless applicable abandoned property law designates another Person.

          (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

          SECTION 12.4. TERMINATION RIGHTS OF TRANSFEROR. Upon the termination of the Trust pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination, the Trustee shall execute a written reconveyance substantially in the form of Exhibit D pursuant to which it shall reconvey to the Transferor (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect to such Receivables (including all accrued interest theretofore posted as Finance Charge Receivables and Recoveries) and all proceeds of such Receivables and Unearned Premiums relating to such Receivables, and all proceeds thereof, except for amounts held by the Trustee pursuant to subsection 12.3(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty as shall be reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trust had in the Receivables.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

          SECTION 13.1. AMENDMENT. (a) Subject to subsection 2.1(h), this Agreement or any Supplement may be amended in writing from time to time by the Servicer, the Transferor and the Trustee, without the notice to or consent of any of Holders; provided that such action shall not, as evidenced by an Opinion of Counsel for the Transferor addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Holder; provided further that the Rating Agency Condition shall have been satisfied with respect to such action. This Agreement or any Supplement may be amended in writing by the Servicer, the Transferor and the Trustee, without the notice to or consent of any of the Holders to provide for additional Credit Enhancement or substitute Credit Enhancement with respect to a Series, or to change the definition of Eligible Receivable; provided that such action shall not, in the reasonable belief of the Transferor, as evidenced by an Officer's Certificate, adversely affect in any material respect the interests of any Investor Holders; provided further that the Rating Agency Condition shall have been satisfied with respect to such action.

          (b) Subject to subsection 2.1(h), this Agreement or any Supplement may also be amended in writing from time to time by the Servicer, the Transferor and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Holders of any Series then issued and outstanding; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificates of such Series without the consent of each Investor Holder of such Series, (ii) change the definition of or the manner of calculating the Investor Interest or the Investor Percentage of such Series without the consent of each Investor Holder of such Series or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Holder of all Series adversely affected. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

          (c) Notwithstanding anything in this Section 13.1 to the contrary, the Supplement with respect to any Series may be amended on the terms and in accordance with the procedures provided in such Supplement.

          (d) Promptly after the execution of any such amendment (other than an amendment pursuant to subsection (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Holder of each Series adversely affected and to each Rating Agency providing a rating for such Series.

          (e) It shall not be necessary for the consent of Investor Holders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Holders shall be subject to such reasonable requirements as the Trustee may prescribe.

          (f) Any Supplement executed and delivered pursuant to Section 6.9 and any amendments regarding the addition to or removal of Receivables from the Trust as provided in Section 2.1(b), executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.1(a) and (b).

          (g) In connection with any amendment, the Trustee may request an Opinion of Counsel from the Transferor or the Servicer to the effect that the amendment complies with all requirements of this Agreement.

          (h) Notwithstanding anything to the contrary contained in this Section 13.1, the provisions of this Agreement or any Supplement which affect the rights or obligations of the Back-up Servicer may only be amended with the further written consent of the Back-up Servicer.

          SECTION 13.2. PROTECTION OF RIGHT, TITLE AND INTEREST TO TRUST. (a) The Servicer (or the Transferor, if a Successor Servicer is Servicer) shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Holders and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Holders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.2(a).

          (b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with subsection (a) seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the States of Delaware and/or New York, the Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. In addition, if the UCC as in effect in the States of Delaware and/or New York shall have been revised, within 30 days of such revision, the Transferor shall (i) give the Trustee notice thereof and
(ii) file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

          (c) Each of the Transferor and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each of the Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

          SECTION 13.3. LIMITATION ON RIGHTS OF HOLDERS. (a) The death or incapacity of any Holder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Holder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Holder shall have any right to vote (except with respect to the Investor Holders as provided in Section 13.1 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association; nor shall any Holder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Holder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given written notice to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as the Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Holder with every other Holder and the Trustee, that no one or more Holders shall have the right in any amount whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this
Section 13.3, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 13.4. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 13.5. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier or mailed by registered mail, return receipt requested, to (a) in the case of the Transferor, to Mellon Premium Finance Loan Owner Trust, c/o Chase Manhattan Bank USA, National Association, 1201 North Market Street, Wilmington, Delaware 19801
Attention: Corporate Trust Administrator, with a copy to Mellon Bank, N.A., One Mellon Center, Suite 1910, 500 Grant Street, Pittsburgh Pennsylvania 15259,
Attention: Chief Financial Officer and General Counsel, (b) in the case of the Servicer, to AFCO Credit Corporation, Two Mellon Center, Room 152-0300, Pittsburgh, Pennsylvania 15258, Attention: Leonard O'Connell, Chief Financial Officer, with a copy to Robert Ratner, Esq., Senior Vice President, General Counsel and Secretary, AFCO Credit Corporation, 110 William Street, 29th Floor, New York, New York 10038, (c) in the case of the Trustee, to the Corporate Trust Office, (d) in the case of the Credit Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series, (e) in case of the Back-up Servicer, to Premium Financing Specialists, Inc., 33 West 11th Street, Kansas City, Missouri 64105, Attention: Bryan Andres and (f) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Holders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

          SECTION 13.6. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Holders thereof.

          SECTION 13.7. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.2, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each Series on a Series by Series basis and notice to each Rating Agency.

          SECTION 13.8. CERTIFICATES NON-ASSESSABLE AND FULLY PAID. It is the intention of the parties to this Agreement that the Holders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.1 and 6.2 are and shall be deemed fully paid.

          SECTION 13.9. FURTHER ASSURANCES. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          SECTION 13.10. NO WAIVER, CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Trustee, any Credit Enhancement Provider or the Investor Holders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION 13.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 13.12. NO PETITION. The Transferor (with respect to the Trust), the Servicer, the Back-up Servicer, the Trustee, each Holder and each Credit Enhancement Provider covenant and agree that they will not, until one year and one day following the Trust Termination Date, institute against the Trust or the Transferor, or join in any institution against the Trust or the Transferor of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Holders, this Agreement or any Supplement.

          SECTION 13.13. THIRD PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders and, to the extent provided in the related Supplement, to the Credit Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person will have any right or obligation hereunder.

          SECTION 13.14. ACTIONS BY HOLDERS. (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Holders, such action, notice or instruction may be taken or given by any Investor Holder, unless such provision requires a specific percentage of Investor Holders.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Holder shall bind such Holder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          SECTION 13.15. RULE 144A INFORMATION. For so long as any of the Investor Certificates of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Servicer, the Trustee and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Holders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Holder upon the request of such Investor Holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

          SECTION 13.16. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          SECTION 13.17. HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          SECTION 13.18. NO LIABILITY OF OWNER TRUSTEE. It is expressly understood and agreed by the parties hereto that (i) this Agreement has been executed and delivered on behalf of the Transferor by Chase Manhattan Bank USA, National Association, not in its individual capacity, but solely as owner trustee of the Transferor, in the exercise of the powers and authority vested in it pursuant to the Trust Agreement, (ii) each of the representations, undertakings and agreements made herein by the Transferor is not made or intended as a personal representation, undertaking or agreement by Chase Manhattan Bank USA, National Association, but is made and intended for the purpose of binding only the Transferor and (iii) under no circumstances shall Chase Manhattan Bank USA, National Association be liable for the payment of any indebtedness or expenses of the Transferor or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Transferor under this Agreement, any Supplement or the Second Tier Receivables Purchase Agreement.

          IN WITNESS WHEREOF, the Transferor, the Servicer, the Back-up Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                           MELLON PREMIUM FINANCE LOAN OWNER
                                           TRUST, Transferor


                                           By: Mellon Bank, N.A., as
                                               Administrator
                                           By:  Steven G. Elliott

                                           By: /s/ Leo Y. Au
                                               --------------------------
                                               Name:  Leo Y. Au
                                               Title: Attorney-in-Fact


                                           AFCO CREDIT CORPORATION, Servicer


                                           By: /s/ Daryl J. Zupan
                                               --------------------------------
                                               Name:  Daryl J. Zupan
                                               Title: President


                                           AFCO ACCEPTANCE CORPORATION, Servicer


                                           By:  /s/ Daryl J. Zupan
                                               --------------------------------
                                               Name:  Daryl J. Zupan
                                               Title: President


                                           PREMIUM FINANCING SPECIALISTS, INC.,
                                           Back-up Servicer


                                           By: /s/ Thomas J. Charbonneau
                                               --------------------------------
                                               Name:  Thomas J. Charbonneau
                                               Title: President

                                           PREMIUM FINANCING SPECIALISTS OF
                                           CALIFORNIA, INC.,
                                           Back-up Servicer


                                           By: /s/ Michael S. Gallagher
                                               --------------------------------
                                               Name:  Michael S. Gallagher
                                               Title: Vice President



                                           WELLS FARGO BANK MINNESOTA, NATIONAL
                                           ASSOCIATION, Trustee


                                           By:  /s/ Joe Nardi
                                               --------------------------------
                                               Name:  Joe Nardi
                                               Title: Assistant Vice President


AGREED AND ACCEPTED AS TO ARTICLE IA:

MELLON BANK, N.A.
By:  Steven G. Elliott

By:  /s/ Leo Y. Au
     ----------------------------
     Name:  Leo Y. Au
     Title: Attorney-in-Fact

                                   SCHEDULE I


AFCO
4501 College Boulevard
Leawood, KS  66211

AFCO
One Boston Place
Boston, MA  02108

                                  SCHEDULE II

                     [SCHEDULE OF PERMITTED JURISDICTIONS]

                         LIST OF PERMITTED JURISDICTIONS

California
New York
Pennsylvania
Florida
Colorado
Illinois
New Jersey
Ohio
Georgia
Massachusetts
Utah
Washington
Virginia
Connecticut
Nevada
Michigan
Louisiana
Mississippi
North Carolina
Oregon
Indiana
Arkansas
Oklahoma
Arizona
Maryland
Kentucky
Alaska
West Virginia
Alabama
South Carolina
Iowa
Minnesota
Idaho
Wisconsin
Kansas
Hawaii
Nebraska
Maine
New Hampshire
District of Columbia
Rhode Island
Montana
Wyoming
South Dakota

                                  SCHEDULE III

                             [RECEIVABLES SCHEDULE]
                           [DELIVERED TO THE TRUSTEE]

                                   EXHIBIT A

                    [FORM OF MONTHLY SERVICER'S CERTIFICATE]

                            [AVAILABLE UPON REQUEST]

                                                                       EXHIBIT B


                      FORM OF ANNUAL SERVICER'S CERTIFICATE

                          (To be delivered on or before
                     March 31 beginning with March 31, 2002,
                   pursuant to Section 3.5 of the Pooling and
                     Servicing Agreement referred to below)

                             AFCO CREDIT CORPORATION

                  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST


     The undersigned, a duly authorized representative of AFCO Credit Corporation ("AFCO"), as Servicer, pursuant to the Pooling and Servicing Agreement dated as of June 15, 2001 (as may be amended and supplemented from time to time, the "Agreement"), among Mellon Premium Finance Loan Owner Trust, as Transferor, AFCO Credit Corporation, as Servicer, AFCO Acceptance Corporation, as Servicer, Premium Financing Specialists, Inc., as Back-up Servicer, Premium Financing Specialists of California, Inc., as Back-up Servicer and Wells Fargo Bank Minnesota, National Association , as Trustee, does hereby certify that:

     1. AFCO is, as of the date hereof, Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

     2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Trustee.

     3. A review of the activities of Servicer during the fiscal year ended _______________, _____, and of its performance under the Agreement was conducted under my supervision.

     4. Based on such review, Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5.

     5. The following is a description of each default in the performance of Servicer's obligations under the provisions of the Agreement known to me to have been made by Servicer during the fiscal year ended ________________, ____, which sets forth in detail (i) the nature of each such default, (ii) the action taken by Servicer, if any, to remedy each such default and (iii) the current status of each such default: [if applicable, insert "None."]

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this __ day of ___________, 2001.

                                         AFCO CREDIT CORPORATION, as Servicer


                                         By: ______________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT C


                       FORM OF RECONVEYANCE OF RECEIVABLES


     RECONVEYANCE of RECEIVABLES, dated as of ____________ __, 2001, pursuant to the Pooling and Servicing Agreement dated as of June 15, 2001 (as may be amended and supplemented from time to time, the "Agreement") among Mellon Premium Finance Loan Owner Trust, as transferor (the "Transferor"), AFCO Credit Corporation and AFCO Acceptance Corporation, as servicer (collectively, the "Servicer" and in their capacity as originator, the "Originator"), Premium Financing Specialists, Inc. and Premium Financing Specialists of California, Inc., as back-up servicer (collectively, the "Back-up Servicer") and Wells Fargo Bank Minnesota, National Association , as trustee (the "Trustee").


                              W I T N E S S E T H:


     WHEREAS, the Transferor and the Trustee are parties to the Agreement;

     WHEREAS, pursuant to the Agreement, the Transferor wishes to cause the Trustee to reconvey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Transferor pursuant to the terms of Section 12.4 of Agreement upon termination of the Trust pursuant to
Section 12.1 of the Agreement (as each such term is defined in the Agreement);

     WHEREAS, the Trustee is willing to reconvey the Receivables subject to the terms and conditions hereof;

     NOW THEREFORE, the Transferor and the Trustee hereby agree as follow:

     1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

     "Reconveyance Date" shall mean ____________ __, 2001.

     2. Return of Lists of Accounts. The Trustee shall deliver to the Transferor or the bailee of the Transferor, not later then three Business Days after the Reconveyance Date, each and every computer file or microfiche list of Receivables delivered to the Trustee pursuant to the terms of the Agreement.

     3. Conveyance of Receivables. (a) The Trustee does hereby reconvey to the Transferor, without recourse, representation or warranty, on and after the Reconveyance Date, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect thereto, and all proceeds (as defined in Section 9-306 of the UCC as in effect in the [Relevant UCC State]) of such Receivables and Insurance Proceeds relating to such Receivables [and Interchange (if any) allocable to the Trust pursuant to any Supplement,] except for amounts, if any, held by the Trustee pursuant to subsection 12.3(b) of the Agreement.

     (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date of this Reconveyance , such UCC termination statements as the Transferor may reasonably request, evidencing the release by Trust of its lien on the Receivables.

     4. Counterparts. This Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     5 Governing Law. THIS RECONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF _____________, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

     IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                     MELLON PREMIUM FINANCE LOAN OWNER TRUST,
                                         as Transferor

                                     By: Mellon Bank, N.A., as Administrator


                                     By: ___________________________________
                                         Name:
                                         Title:

                                     WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee


                                     By: ___________________________________
                                         Name:
                                         Title:

                                                                      EXHIBIT D


AFCO
AFCO Acceptance Corporation

NOTICE OF FINANCED PREMIUM

REFER TO THIS ACCOUNT NO. IN ALL CORRESPONDENCE

INSURED (NAME AND ADDRESS)

DATE OF NOTICE & ACCEPT

ANTICIPATED CHECK RELEASE DATE

ACCOUNT MATURITY MO. YR.

DAY DUE

NO. & FREQ. OF INSTS.

SCHEDULE OF POLICIES

POLICY PREFIX AND NUMBER

EFFECTIVE DATE OF POLICY OR ANNUAL INSTALLMENT

FULL NAME OF INSURER AND GENERAL AGENT(S) OTHER THAN SUBMITTING PRODUCER TO WHOM COPY OF THIS NOTICE WAS SENT

COVERAGE FIRE, AUTO MAR., I.M., CAS

POLICY TERM IN MONTHS COVERED BY PREM.

PREMIUM FINANCED

IF NO OTHER AGENT IS SHOWN UNDER THE INSURANCE COMPANY NAME, THE SUBMITTING PRODUCER ----->>>>> IS SHOWN ON OUR RECORDS AS THE ISSUING AGENT OR THE BROKER OF RECORD. ----->>>>>

AGENT OR BROKER SUBMITTING AGREEMENT

Premium check will be sent to following payee:

PLEASE NOTIFY AFCO IF OTHERWISE --- AS PREMIUM WILL BE PAID ACCORDINGLY

TO THE INSURER:

AFCO has acquired a contract with your insured to advance the premiums on the policy described above subject to the conditions herein. The insured has assigned to us any and all unearned premiums and dividends which may become payable under the policy. Upon default in payment of any installment, AFCO will cancel the policy in accordance with authority given us by the insured to cancel on his behalf.

AFCO MUST BE NOTIFIED BEFORE CHECK RELEASE DATE SHOWN ABOVE IF:

1. The policy is NOT in full force and effect or if the premium has been fully earned.
2. The policy description differs from your records or is written for a period less than one year.
3. The policy requires more than ten (10) days notice of cancellation by any party.
4. The deposit or provisional premium on an audit or reporting form policy is NOT at least equal to the premium anticipated to be earned in accordance with the policy term set forth above (See Section A through C opposite for insurer's undertaking).
5. The policy is subject to a minimum earned premium or includes a fully earned policy fee.
6.   You wish the premium paid other than as indicated.
7. A general agent or any other agent than indicated herein should be notified.

The policy description and names of agents, insureds, etc. were provided by the submitting producer. The insurer and general agent or managing general agent, etc., if any, who have been designated by insurers to receive notices of finance transactions and who have received copies of this notice as indicated herein should NOTIFY US OF ANY DISCREPANCIES PRIOR TO CHECK RELEASE DATE. If AFCO receives no advice of discrepancies it will pay the premium as set forth above in the absence of other contingencies.

AFCO has sold to Mellon Bank, N.A. ("Mellon") which has in turn sold to Mellon Premium Finance Loan Owner Trust which has in turn sold to Mellon Bank Premium Finance Loan Master Trust (the "Trust") all of AFCO's right title and interest in, to and under the premium finance agreement pursuant to which the premium payment on the policy(ies) described above will be advanced (the "PFA") including (without limitation) the

Unearned premium and the rights described herein. AFCO, for the Trust, will continue to service the PFA, will have the right to cancel the PFA and to collect all sums due the Trust from insureds and insurance companies and their agents. All unearned premiums are to be paid to, and rights hereunder shall be exercised by, AFCO, unless the insurer is notified to the contrary by the Trust. IN CONSIDERATION OF AFCO ADVANCING THE PREMIUM THE INSURER AGREES THAT:
A. If the insured fails to comply with any terms of the Premium Finance Agreement and if AFCO cancels the policy or, if the insured cancels the policy it will pay AFCO the gross unearned premium with or without surrender of the policy.

B. If the policy is for any reason cancelled by the insurer or authorized agent it will pay AFCO the gross pro rata unearned premium with or without surrender o the policy. Unearned premiums on deposit or provisional premium policies will be computed on a gross pro rata basis irrespective of the actual premium earned by audit, report of retrospective rating as if the premium were fixed.

C. It will pay AFCO (a) all gross unearned premiums which may become payable resulting from endorsement and (b) loss payments which reduce the unearned premium up to the unpaid balance of the account, subject to any mortgagee or loss payee interest and (c) all dividends which may become payable under the policy.

AFCO ACCEPTANCE CORPORATION
10 AAmsjv (06/01) Copr. 2001